UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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KNBT Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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90 Highland Avenue
Bethlehem, PA 18017

March 30, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of KNBT Bancorp, Inc. The meeting will be held in the Franklin Room at the Best Western Lehigh Valley Hotel & Conference Center located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 3, 2007 at 9:00 a.m., Eastern Daylight Time.

At the annual meeting, you will be asked to elect five (5) directors for a three-year term and ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2007. Each of these matters is more fully described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. You may vote your shares by telephone or the Internet using the instructions on the enclosed proxy card (if these options are available to you) OR by marking, signing, and dating your proxy card today and returning it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person at the annual meeting, but will ensure that your vote is counted if you are unable to attend.

Your continued support of KNBT Bancorp, Inc. is sincerely appreciated.

Very truly yours,

/s/ Scott V. Fainor
Scott V. Fainor
President and Chief Executive Officer

KNBT BANCORP, INC. 90 Highland Avenue Bethlehem, Pennsylvania 18017 (610) 861-5000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DATE AND TIME:	Thursday, May 3, 2007 at 9:00 a.m., Eastern Daylight Time
PLACE:	Franklin Room at the Best Western Lehigh Valley Hotel & Conference Center located at 300 Gateway Drive, Bethlehem, Pennsylvania
ITEMS OF BUSINESS:	Our annual meeting of shareholders will be held for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:
(1) To elect five (5) directors for a three-year term, and until their successors are elected and qualified;
(2) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and
(3) To transact such other business as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.
RECORD DATE:
Our shareholders of record as of the close of business on March 16, 2007, the voting record date, are entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

ANNUAL REPORT:	Our 2006 Annual Report to Shareholders is enclosed but is not a part of the proxy solicitation materials.
PROXY VOTING:
You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided or vote by telephone or the Internet if these options are available to you. If you attend the meeting you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Michele A. Linsky Michele A. Linsky Corporate Secretary
Bethlehem, Pennsylvania March 30, 2007

PROXY STATEMENT
OF
KNBT BANCORP, INC.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to holders of common stock of KNBT Bancorp, Inc., the parent holding company of Keystone Nazareth Bank & Trust Company. We are soliciting proxies on behalf of our Board of Directors to be used at the Annual Meeting of Shareholders to be held in the Franklin Room at the Best Western Lehigh Valley Hotel & Conference Center located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 3, 2007 at 9:00 a.m., Eastern Daylight Time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 30, 2007.

What is the purpose of the Annual Meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and ratification of the appointment of our independent registered public accounting firm. In addition, management will report on the performance of KNBT Bancorp and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, March 16, 2007, are entitled to vote at the meeting. On the record date, we had 27,630,176 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy. Cumulative voting is not permitted for the election of directors.

How do I submit my proxy?

After you have carefully read this proxy statement, if you are a shareholder of record, you may vote by attending the annual meeting and voting in person, as well as by appointing a proxy by telephone, via the Internet or by mail. Our telephone and Internet voting procedures are designed to authenticate shareholders. The telephone and Internet voting facilities for record holders will close at 3:00 A.M., Eastern Daylight Time, on May 3, 2007.

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Voting by Telephone: You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

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Voting via the Internet: You can vote via the Internet by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	Voting by Mail: If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

Participants in our Recognition and Retention Plan and/or our Employee Stock Ownership Plan will receive additional voting instruction cards for the common stock owned through these plans. These voting instruction cards will serve as your voting instructions for the trustees of the plans, and the common stock will be voted as you instruct. The deadline for voting your shares pursuant to the Employee Stock Ownership Plan is 3:00 A.M., Eastern Daylight Time, on April 27, 2007. Please be sure to vote all proxy and/or voting instruction cards you receive.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

If my shares are held in "street" name by my broker, could my broker automatically vote my shares for me?

Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the appointment of the independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

Yes. All shareholders are invited to attend the annual meeting. Shareholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. If you have not voted through your broker or other nominee, there are four ways you can change your vote or revoke your proxy after you have sent in your proxy form.

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First, you may send a written notice to our Corporate Secretary, Ms. Michele A. Linsky, KNBT Bancorp, Inc., 90 Highland Avenue, Bethlehem, Pennsylvania 18017, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

•	Third, you may vote on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted).

•	Fourth, you may attend the annual meeting and vote in person. Any earlier proxies will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors' recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Grant Thornton LLP for the fiscal year ending December 31, 2007.

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or via the Internet without giving specific voting instructions, your shares will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast at the annual meeting. The five nominees for director receiving the most "for" votes will be elected. The ratification of the appointment of our independent registered public accounting firm and any other proposal will require the affirmative vote of a majority of the votes cast on the proposal. Under the Pennsylvania Business Corporation Law, abstentions or broker non-votes are not counted as votes cast and accordingly, will have no effect on the vote to ratify the appointment of our independent registered public accounting firm.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified.

At the annual meeting, you will be asked to elect one class of directors, consisting of five directors, for a three-year term expiring in 2010 and until their successors are elected and qualified. Our Nominating and Corporate Governance Committee has recommended the re-election of Messrs. Kennedy, Martin, Paul, Smith and Stehly as directors. No nominee for director is related to any other director or executive officer by blood, marriage or adoption. Each nominee currently serves as a director of KNBT Bancorp and of Keystone Nazareth Bank & Trust Company.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director and each director whose term continues. Ages are reflected as of March 16, 2007. Where applicable, service as a director includes service as a director of Keystone Nazareth Bank & Trust Company.

Nominees for Director for a Three-Year Term Expiring in 2010

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director Since
Thomas L. Kennedy	62	President of the law firm of Kennedy & Lucadamo, P.C., Hazleton, Pennsylvania; previously, Chairman of the Board and General Counsel of Northeast Pennsylvania Financial Corp. and First Federal Bank from 1997 until its merger with KNBT Bancorp in May 2005.	2005

Christian F. Martin, IV	51	Chairman and Chief Executive Officer, C.F. Martin & Co., Inc., Nazareth, Pennsylvania, a guitar manufacturer.	2003

R. Chadwick Paul, Jr.	53	President and Chief Executive Officer, Ben Franklin Technology Partners of Northeastern Pennsylvania, Bethlehem, Pennsylvania, a technology based economic development company, since 2002; prior thereto, private investor from 2000 to 2002; previously, Vice President of NEXTLINK, Wyomissing, Pennsylvania from 1997 to 2000.	1984

Kenneth R. Smith	67	Retired; former Executive Director of Regional Affairs, Lehigh University; prior thereto, Vice President, Lehigh University; formerly Mayor of Bethlehem.	1999

R. Charles Stehly	50	Director of Business Relations, Corporate Environments Group, an office furniture company, Bethlehem, Pennsylvania since 1996.	1988

The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Term Expires in 2008

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director Since
Scott V. Fainor	45	President and Chief Executive Officer of KNBT Bancorp and Keystone Nazareth Bank since October 2003. Prior thereto, President and Chief Executive Officer of First Colonial and Nazareth National Bank, Nazareth, Pennsylvania, from January 2002 to October 2003; previously, Executive Vice President, First Union from January 2001 until January 2002 and President of the Lehigh Valley/Northeastern Pennsylvania region, First Union from 1997 to December 2000.	2003

Jeffrey P. Feather	64	Chairman of the Board of KNBT Bancorp and Keystone Nazareth Bank. Chairman, SunGard Pentamation, Inc., an administrative software and processing services company, Bethlehem, Pennsylvania; previously, Chairman and Chief Executive Officer of SunGard Pentamation, Inc.	1979

Charles J. Peischl	62	Attorney in the law firm of Peters, Moritz, Peischl, Zulick & Landes, LLP, Nazareth, Pennsylvania since 1973.	2003

Directors Whose Term Expires in 2009

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director Since
Michael J. Gausling	49	Managing Partner, Originate Ventures LLC, a private venture capital fund, Bethlehem, Pennsylvania since 2006; prior thereto private investor, 2004 to 2006; previously, President and Chief Executive Officer, OraSure Technologies, Inc., a medical diagnostics company, from 2002 until 2004; previously, President and Chief Operating Officer since September 2000; and prior thereto, Chairman, President and Chief Executive Officer of STC Technologies, Inc.	2000

Donna D. Holton	61	Retired. President and Chief Operating Officer, Turn of the Century Solution, Inc., Glenmore, Pennsylvania, an intellectual property company, and Turn of the Century Solution LLP through December 31, 2006.	2002

Richard Stevens, III	74	Retired. Former Chairman of the Board of First Colonial and Nazareth National Bank, Nazareth, Pennsylvania from January 1999 to October 2003; computer consultant for rs3associates, a technology consulting firm, Allentown, Pennsylvania; former Division Manager for Computer Aid, Inc., Allentown, Pennsylvania. Director of Eastern Insurance Holdings, Inc., a life and health insurance company, Lancaster, Pennsylvania.	2003

Maria Zumas Thulin	53	Executive Vice President, Arcadia Development Corporation, Bethlehem, Pennsylvania, a real estate development and management company, since 1989.	2003

Executive Officers Who Are Not Directors

Set forth below is the information with respect to the principal occupations during the last five years for the eight executive officers of Keystone Nazareth Bank & Trust Company who do not also serve as directors. Mr. Sobol also serves as an officer of KNBT Bancorp. Ages are reflected as of March 16, 2007.
Name	Age	Principal Occupation During the Past Five Years
Eugene T. Sobol(1)	62
Senior Executive Vice President, Chief Financial Officer and Treasurer of KNBT Bancorp and Keystone Nazareth Bank since June 2005. Previously, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of KNBT Bancorp and Keystone Nazareth Bank since November 2003. Prior thereto, Senior Executive Vice President, Chief Operating Officer and Treasurer of KNBT Bancorp since May 2003 and Keystone Nazareth Bank (formerly, Keystone Savings Bank) since February 2003; previously, Executive Vice President, Chief Financial Officer and Treasurer of Keystone Savings Bank from February 1998 to February 2003.

Sandra L. Bodnyk(1)	55
Senior Executive Vice President and Chief Risk Officer for Keystone Nazareth Bank since July 2006 and Executive Vice President and Chief Risk Officer for Keystone Nazareth Bank since May 2005; prior thereto, Executive Vice President and Chief Credit Officer for Keystone Nazareth Bank since May 2004; previously, Senior Vice President, Group Manager, Business Banking, Wachovia Bank, N.A. for twenty-two years.

Name	Age	Principal Occupation During the Past Five Years
John T. Andreacio(1)	44
Executive Vice President of Keystone Nazareth Bank and Regional President, Northeast Pennsylvania, since April 2005; prior thereto, Consultant and Partner, TRAXI LLC, New York, New York, from September 2000 to April 2005; previously, Senior Vice President of Commercial Banking, First Union from 1997 to 2000.

Deborah R. Goldsmith(1)	57
Executive Vice President, Retail Lending and Administration of Keystone Nazareth Bank since May 2005; previously, Senior Vice President, Administration and Strategic Planning of Keystone Nazareth Bank (formerly, Keystone Savings Bank) since 2001, prior thereto Vice President of Merchants National Bank, Bangor, Pennsylvania from June 2000 to July 2001; previously, Senior Regional Manager, Summit Bank, Bethlehem, Pennsylvania.

David B. Kennedy(1)	45
Executive Vice President, Regional President of Greater Lehigh Valley, Keystone Nazareth Bank, since May 2005; previously, Senior Vice President, Corporate & Private Banking of Keystone Nazareth Bank since November 2003; prior thereto, Senior Vice President, Business Banking and Commercial Lending for Nazareth National Bank from September 2001 to October 2003; previously, Senior Vice President and Sector Manager of Summit Bank, Princeton, New Jersey from 1999 to 2001.

Carl F. Kovacs(1)	56
Executive Vice President and Chief Information Officer of Keystone Nazareth Bank since May 2005; previously, Senior Vice President and Chief Information Officer of Keystone Nazareth Bank since November 2003; prior thereto, Senior Vice President, Information Technology and General Operations for Nazareth National Bank from December 2002 to October 2003 and Senior Vice President of Strategic Planning and Internal Compliance from January 2002 to December 2002; previously, Site Manager, Aurum Technology Bank Service Bureau, Plano, Texas from 2001 to 2002; and Vice President, First Union Bank, Charlotte, North Carolina from 1997 to 2001.

G. Allen Weiss(1)	61
Executive Vice President, President - Wealth Management Group, a division of Keystone Nazareth Bank, since February 2006; prior thereto, President, Paragon Group Inc. and Chairman of the Board and Chief Executive Officer of The Trust Company of Lehigh Valley from 1995 until its merger with Keystone Nazareth Bank in February 2006.

Joseph F. McDonald	53
Senior Vice President and Comptroller of Keystone Nazareth Bank since December 2004; prior thereto, Vice President and Comptroller of Keystone Nazareth Bank since November 2003; and Comptroller of Keystone Savings Bank since April 2001; previously, Treasury Manager, City of Allentown, Allentown, Pennsylvania.

__________________
(1)	Senior executive management member of Keystone Nazareth Bank's Office of the President.

Committees and Meetings of the Board of Directors

During the fiscal year ended December 31, 2006, the Board of Directors of KNBT Bancorp met ten times. No director of KNBT Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he/she has served as a director and the total number of meetings held by all committees of the Board on which he/she served during the periods that he/she served. KNBT Bancorp has established four committees as described below while Keystone Nazareth Bank has established three additional board committees. A majority of our directors are independent directors as defined in the Nasdaq listing standards. The Board of Directors has determined that Messrs. Feather, Gausling, Kennedy, Martin, Paul, Peischl, Smith, Stehly and Stevens and Mesdames Holton and Thulin are independent directors.

Membership on Certain Board Committees. The Board of Directors of KNBT Bancorp has established an Audit Committee, Executive Committee, Nominating and Corporate Governance Committee and Executive Compensation Committee. The following table sets forth the membership of such committees as of the date of this proxy statement.

Directors	Audit	Executive	Executive Compensation	Nominating and Corporate Governance
Jeffrey P. Feather		**	**	**
Scott V. Fainor		*
Michael J. Gausling	**	*	*	*
R. Chadwick Paul, Jr.	*	*	*	*
Kenneth R. Smith		*	*	*
R. Charles Stehly	*
Richard Stevens, III	*	*	*	*
Maria Z. Thulin	*
______________________
*	Member.
**	Chair.

Audit Committee. The Audit Committee reviews with management and the independent registered public accounting firm, the systems of internal control, reviews the annual financial statements, including the Annual Report on Form 10-K and monitors KNBT Bancorp's adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of five directors, all of whom are independent directors as defined in the Nasdaq's listing standards. Mr. Michael J. Gausling, a managing partner of Originate Ventures LLC, a private venture firm, and the former President and Chief Executive Officer of OraSure Technologies, Inc., a publicly-traded medical diagnostics company, has been designated as our Audit Committee financial expert by the Board of Directors. The Audit Committee of KNBT Bancorp meets quarterly, and additionally as needed, and met five times in 2006. The Audit Committee of KNBT Bancorp has adopted a charter which is reviewed annually and was attached as Appendix A to the proxy statement for the 2004 Annual Meeting of Shareholders and is available on our website at www.knbt.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

Executive Committee. The Executive Committee is empowered to act in place of the full Board, with certain exceptions, between meetings of the full Board and acts as the primary contact between the Board and senior management. The Executive Committee's functions include, but are not limited to policy, interest rate risk, investment portfolio and peer data review, and strategic planning and initiatives. The Executive Committee serves as a pre-review forum for major projects, contracts and decisions, prior to presentation to the Board. The Executive Committee meets monthly, other than in February and August of each year, and additionally as needed, and met nine times in 2006.

Executive Compensation Committee. The Executive Compensation Committee has five members, all of whom are independent as defined by the Nasdaq listing standards, and met six times in fiscal 2006. The charter of the Executive Compensation Committee is available on our website at www.knbt.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•	Establish and review the overall compensation philosophy of KNBT Bancorp;

•	Review and approve corporate goals and objectives relevant to the chief executive officer and other executive officers’ compensation, including annual performance objectives;

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Evaluate the performance of the chief executive officer and other executive officers against those corporate goals and objectives, and determine the compensation level for each such person based on this evaluation;

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Review on a periodic basis KNBT Bancorp’s executive compensation programs to determine whether they are properly coordinated and achieve their intended purpose(s) and recommend any appropriate modifications or new programs;

•	Review and recommend to the Board for approval any changes in incentive compensation plans and equity-based compensation plans; and

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Review and approve all equity-based compensation plans of KNBT Bancorp (whether or not final approval rests with KNBT Bancorp’s shareholders) and grant awards of shares or share options pursuant to such equity-based plans.

The Executive Compensation Committee has engaged Watson Wyatt Worldwide, an outside global compensation consulting firm, to conduct an annual review of its total compensation program for executive officers. The independent outside compensation consultant is engaged directly by and reports solely to the Executive Compensation Committee for the purpose of recommending incentive compensation for the executive officers.

The Executive Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the full Board. KNBT Bancorp’s human resources department supports the Executive Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the operation of the compensation programs. The Executive Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Executive Compensation Committee reviews the total fees paid to outside consultants by KNBT Bancorp to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

Nominating and Corporate Governance Committee. It is the responsibility of the Nominating and Corporate Governance Committee to recommend nominees to the Board and consider candidates for election. All of the members of the committee are independent directors, as defined in the Nasdaq listing standards. The Nominating and Corporate Governance Committee met three times in 2006. The committee's charter is available in the Corporate Governance section of our website at www.knbt.com.

Directors’ Attendance at Annual Meetings

Directors are expected to attend the annual meeting absent a valid reason for not doing so. All of our directors attended the 2006 Annual Meeting of Shareholders.

Selection of Nominees for the Board

The Nominating and Corporate Governance Committee considers candidates for director suggested by its members and other directors of KNBT Bancorp, as well as management and shareholders. The Nominating and Corporate Governance Committee also may solicit prospective nominees identified by it. Nominees for election as director also may be obtained in connection with our acquisitions. We may retain qualified directors of acquired companies who have a proven record of performance and can assist us in expanding into new markets and areas. A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the shareholder considers appropriate. The Nominating and Corporate Governance Committee also considers whether to nominate any person nominated pursuant to the provision of KNBT Bancorp's Bylaws relating to shareholder nominations, which is described under "Shareholder Proposals, Nominations and Communications with the Board" below on page 46. The Nominating and Corporate Governance Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

Director Nominations

The Nominating and Corporate Governance Committee has adopted a written charter which sets forth certain criteria the committee may consider when recommending individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an "audit committee financial expert," as that term is defined by the rules of the SEC), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. In addition, our Bylaws provide that no person 75 years of age or older is eligible for nomination or election to the Board of Directors.

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of KNBT Bancorp’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. KNBT Bancorp specifically cautions investors not to apply these statements to other contexts.

Overview of Compensation Philosophy and Program. Our compensation philosophy is to provide compensation to our executive officers that is competitive in the marketplace in order to attract and retain qualified and experienced officers. The compensation of our executive officers, including the various components of such compensation, is initially determined by our Executive Compensation Committee (the “Committee”). The Committee consists solely of non-employee directors who meet all applicable requirements to be independent of management. In addition, as discussed below, the Committee uses an independent consulting firm that provides information regarding the compensation paid by our peer group, as described below. The Committee’s recommendations and actions are presented to the full Board of Directors for its review and approval.

When setting the compensation of our executive officers, the Committee generally targets compensation at the median of our peer group with respect to each of our components of compensation. The compensation we provide to our executive officers primarily consists of the following:

•	annual base salary;

•	annual cash incentive awards based on the achievement of annual performance objectives;

•	long-term incentive compensation consisting of performance-based and/or service-based restricted stock awards and to a decreasing extent, stock options; and

•	other forms of compensation as approved by the Committee.

In connection with our mutual to stock conversion in 2003 and simultaneous acquisition of First Colonial Group, Inc., we implemented a stock option plan and a restricted stock plan in order to more closely align the interests of our directors and executive officers with our shareholders. When these plans were approved by our shareholders in 2004, we made significant grants of stock options and/or service-based restricted stock awards to our directors and executive officers both as a reward for past service as well as to provide an incentive for future performance. Our grants of stock options and restricted stock awards subsequent to 2004 have been substantially smaller than the grants made in 2004, and restricted stock awards granted to our executive officers in 2006 vest only if specified performance objectives are achieved. In addition, equity compensation has become a more significant part of our executive compensation structure due to our goal of linking our executive compensation to the achievement of KNBT Bancorp’s business strategy and goals. Such compensation can, if earned, exceed 50% of our senior executives’ total compensation. Furthermore, in keeping with the Committee’s goal of increasing the portion of executive compensation that is performance-based, the Committee has increased its use of performance-based restricted stock awards and cash bonuses while simultaneously decreasing the use of stock options.

We also provide all of our employees, including our executive officers, with tax-qualified retirement benefits through an employee stock ownership plan (the “ESOP”) and a 401(k) plan. The ESOP was adopted in 2003 in connection with our mutual to stock conversion. In light of the costs associated with the ESOP, we determined to suspend our defined benefit pension plan in 2003. As part of our ongoing review of our compensation expense, in December 2005, we froze the supplemental executive retirement plan (the “SERP”) and related deferred compensation plan. Other than the frozen benefits under our suspended SERP and deferred compensation plan that certain of our executive officers are entitled to receive upon a termination of employment, we do not provide any non-qualified retirement benefits to our executive officers. The SERP and the deferred compensation plan are fully funded. Our President and Chief Executive Officer participates in our tax-qualified ESOP and 401(k) plan but does not participate in any excess benefit or supplemental executive retirement plans.

We also offer various fringe benefits to all of our employees, including our executive officers, on a non-discriminatory basis, including group policies for medical, dental, life, disability and accidental death insurance. Our President and Chief Executive Officer and our Chief Financial Officer receive automobile allowances, while the President also receives club dues. The Committee believes such benefits are appropriate and assist such officers in fulfilling their employment obligations. No perquisites are provided to the other executive officers of KNBT Bancorp.

Independent Compensation Committee. The Committee, composed entirely of independent directors, administers KNBT Bancorp’s executive compensation program. The members of the Committee, Messrs. Feather (Chairman), Gausling, Paul, Smith and Stevens, meet all of the independence requirements under applicable laws and regulations, including the listing requirements of the Nasdaq Global Market. None of the members is a current or former officer or employee of KNBT Bancorp or any of its subsidiaries or has any separate, business relationship with KNBT Bancorp. The role of the Committee is to oversee KNBT Bancorp’s compensation and benefit plans and policies, administer its stock benefit plans (including reviewing and approving equity grants to executive officers) and review and approve annually all compensation decisions relating to executive officers, including those for the President and Chief Executive Officer, the Chief Financial Officer and the other executive officers named in the Summary Compensation Table (referred to in this proxy statement as “named executive officers"), subject to the full Board’s review and final approval.

The Committee is committed to high standards of corporate governance, as embraced most notably in the Sarbanes-Oxley Act of 2002 and the various regulations implementing the letter and spirit of that statute. The Committee's Charter reflects the foregoing responsibilities and commitment, and the Committee and the Board periodically review and revise the Charter. The full text of the Executive Compensation Committee Charter is available in the Corporate Governance Section of our website at www.knbt.com. The Committee's membership is determined by the Board. There were six meetings of the full Committee in 2006. These meetings were held without management unless they were invited for consultation.

The Committee adheres to sound governance principles and practices and has generally exercised primary authority over the compensation paid to KNBT Bancorp executives, including not only the amount and type of awards granted to executives under our stock option and restricted stock plans, but also on the issues of annual base salaries, cash incentive awards, long-term incentive compensation, retirement and severance arrangements, and other benefits, subject to final Board review and approval. Moreover, as a matter of philosophy, KNBT Bancorp and the Committee have been committed to creating a compensatory structure for executives that is simple and readily comprehensible to investors. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonus and stock-based awards), standard executive benefits, and retirement and severance benefits. KNBT Bancorp does not provide executives with excessive or exotic perquisites. It also does not make loans to executives or their families or families' businesses, other than those made in the ordinary course of our business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons in accordance with applicable federal banking regulations. We do not permit our executives to receive any income or gain from affiliated transactions or arrangements with KNBT Bancorp, a major concern addressed by the new corporate governance laws and regulations.

The Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the Committee's ability to effectively carry out its responsibilities as well as enhance the link between executive pay and performance. Examples of actions that the Committee has taken include:

•	Hiring an independent compensation consultant to advise on executive compensation issues; and

•	Making the following changes in the executive compensation program:

••	Realigned compensation structures based on targeting median competitive pay of peer groups;

••	Revised the performance measures and goals used in the Executive Annual Incentive Plan to more closely align them with KNBT Bancorp’s business objectives;

••
Established corporate performance targets for restricted stock awards granted in 2006 as part of a three year incentive compensation structure which targeted achieving corporate performance objectives in 2008;

••	Realigned the relative mix of stock options and restricted stock awards to increase the importance of performance-based or service-based restricted stock awards; and

••
With the concurrence of management, reduced the amount of severance payable in any future change in control under executive employment agreements by, among other things, eliminating any payment of liquidated damages and reducing the amount of severance due in a change in control if termination of employment does not occur.

Compensation Consultant. KNBT Bancorp’s Human Resources Department supports the Committee in its work. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee has engaged Watson Wyatt Worldwide, an independent outside compensation consultant to advise the Committee on matters related to executive compensation. The independent compensation consultant's firm does not advise management of KNBT Bancorp and reports solely to the Committee.

General Compensation Philosophy. The Committee believes that compensation paid to executive officers should be closely aligned with the performance of KNBT Bancorp on both a short-term and long-term basis, and that such compensation should assist KNBT Bancorp in attracting and retaining key executives critical to its long-term success. The compensation of executive officers is structured to ensure that a significant portion of an executive’s compensation will be directly related to KNBT Bancorp’s corporate performance and other factors that directly and indirectly influence shareholder value. To that end, it is the view of the Board that the total compensation program for executive officers should consist of the following:

•	Annual base salaries;

•	Annual cash incentive awards;

•	Long-term incentive compensation consisting of a mixture of stock options and restricted stock awards; and

•	Certain other benefits.

The overriding philosophy in setting corporate goals is to ensure that the interests of senior management are aligned with the interests of shareholders. The Committee believes that, over time, the financial performance of KNBT Bancorp is reflected in the value of its stock and that internal results (financial performance) and external results (stock price) ultimately move in a complementary fashion. In particular, the Committee believes the two most critical performance measures which provide an accurate gauge of management’s success in implementing KNBT Bancorp’s business strategy are return on average equity and diluted earnings per share. Thus, some elements of executive compensation, specifically annual cash incentive awards and the vesting of performance-based restricted stock, are tied to the achievement of financial performance (internal results), while other elements, specifically stock options and the ultimate value of restricted stock awards, are tied to stock performance (external results). Under both considerations, financial performance and stock performance, the emphasis is on steady but consistent progress over time, achieved through careful execution of a well-designed business strategy. The Committee believes this formula has worked well for KNBT Bancorp.

The financial performance of KNBT Bancorp on an annual basis is principally reflected in annual base salary adjustments and cash incentive awards. The Committee uses these elements of compensation to incentivize executives to achieve continuous, near-term results. Executives' equity-based compensation, on the other hand, is focused on achievement of long-term success. As is true of most publicly traded entities, KNBT Bancorp’s stock performance fluctuates over time, typically more so than does our financial performance. However, over time, the Committee believes that the return to shareholders investing in our stock, including dividend payout, is a good indicator of corporate performance. Equity-based awards are thus a way to link executive compensation to long-term performance. Moreover, the Committee in 2006 initiated changes in its grant practices to reinforce this connection between equity-based compensation and long-term corporate performance.

In 2006, KNBT Bancorp granted a combination of stock options and performance-based restricted stock awards. The shares of restricted stock that we awarded to our executives in 2006 generally do not vest unless specified corporate targets are achieved except in certain limited situations such as the death or disability of the executive. This structure reinforces the executive's incentive to seek long-term growth in stock value through strong corporate performance. In addition, KNBT Bancorp has never re-priced stock options downward or exchanged new lower priced options for outstanding higher priced options. In fact, KNBT Bancorp’s 2004 Stock Option Plan prohibits such action without receipt of prior shareholder approval.

In determining the overall amounts and types of executive compensation, the Committee weighs not only corporate performance measures but personal factors as well, including commitment, leadership, teamwork and community involvement. We also consider executive compensation practices of our competitors and peers. It is the intent of the Committee that generally midpoint annual base salary, target annual cash incentive award levels and target annual long-term incentive compensation award values be set at the median of a peer group of 15 publicly traded bank and thrift holding companies based on available survey data. The peer group consists of two groups of companies: six companies that were formed as a part of mutual to stock conversions conducted in a similar time frame as KNBT Bancorp’s conversion to stock form: Berkshire Hills Bancorp, Inc, Citizens First Bancorp, Inc., First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc., Provident Financial Services, Inc. and TierOne Corporation; and nine companies which the Committee believes are high performing institutions: Fulton Financial Corporation, Harleysville National Corporation, National Penn Bancshares, Inc., Provident Bankshares Corporation, Sandy Spring Bancorp, Inc., Sterling Financial Corporation, S&T Bancorp, Inc., TrustCo Bank Corp NY, and Univest Corporation of Pennsylvania. The composition of the peer group undergoes periodic review and may change. The Committee eventually expects, as KNBT Bancorp becomes a mature public company, that the peer group will blend into one cohesive group composed solely of institutions that more closely reflect KNBT Bancorp’s community banking model rather than including recently converted companies. In addition to reviewing executive officers' compensation against the comparative groups, the Committee also considers recommendations from the President and Chief Executive Officer regarding total compensation for those executives reporting directly to him. Management provides to the Committee historical and prospective breakdowns of the total compensation components for each executive officer.

Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1.0 million on the amount of compensation that KNBT Bancorp may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. Stock option awards and performance-based restricted stock awards are performance-based compensation meeting those requirements and, as such, are fully deductible. KNBT Bancorp’s Executive Annual Incentive Plan, while performance based, does not qualify under Section 162(m) since the plan was not approved by shareholders. In addition, service-based only restricted awards are not considered performance-based compensation under Section 162(m) of the Internal Revenue Code.

To date, Section 162(m) has not affected the ability of KNBT Bancorp to deduct the expense of the executive compensation paid. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

Total Compensation - Tally Sheets. KNBT Bancorp intends to continue its strategy of having a significant part of executive compensation comprised of programs that emphasize performance-based incentive compensation. To that end, executive compensation is tied directly to the performance of KNBT Bancorp and is structured to ensure that, due to the nature of the business, there is an appropriate balance between the long-term and short-term performance of KNBT Bancorp, and also a balance between KNBT Bancorp financial performance and shareholder return. For 2006, the actual total compensation of the Chief Executive Officer and the Chief Financial Officer generally fell within the second quartile of total compensation paid to executives in 2005 holding equivalent positions in the peer group companies. The Committee believes that this position was consistent with KNBT Bancorp’s financial performance and the individual performance of the Chief Executive Officer and the Chief Financial Officer, and also believes that the compensation was reasonable in its totality. Compensation tally sheets for each of the Chief Executive Officer and the Chief Financial Officer were prepared and reviewed by the Committee in 2006. These tally sheets affixed dollar amounts to all components of the Chief Executive Officer’s and Chief Financial Officer’s 2006 compensation, including current pay (salary and bonus), outstanding equity awards, benefits, perquisites and potential change-in-control severance payments. The Committee has committed to review tally sheets at least annually and expects to review such analysis for all the named executive officers (who for 2006 included Messrs. Fainor and Sobol as well as Messrs. David B. Kennedy and John T. Andreacio and Mesdames Sandra L. Bodnyk and Deborah R. Goldsmith) beginning in 2007. In the Committee’s deliberations regarding executive compensation, it focuses upon all aspects of compensation. This includes the fundamental components of (1) annual base salary, (2) annual cash incentive compensation (performance-based cash bonuses), and (3) long-term incentive compensation (stock-based awards consisting of options and/or restricted stock awards). The Committee also reviews all other aspects of executive compensation, including retirement (including stock-based retirement benefits) and severance arrangements, health and welfare benefits, key personnel insurance coverage and other executive benefits believed to enhance KNBT Bancorp’s business. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance and/or stock-based incentives and less on salary and employee benefits, resulting in greater variability in the individual's total compensation from year-to-year. Predetermined financial goals and objectives are set by the Committee in the case of the named executive officers. The intent is to have incentive compensation tied to achieving financial objectives and an increase in shareholder value.

Salaries. The base salaries of the Named Executive Officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in base salary are based on an evaluation of the individual's performance and level of pay compared to the peer group pay levels. Merit increases normally take effect on January 1st of each year. For 2006, base salaries for the named executive officers were increased between 4.0% and 6.2%, with Mr. Fainor’s salary increasing 4.0% to $410,000, Mr. Sobol’s salary increasing by 6.2% to $255,000, Ms. Bodnyk’s salary increasing 6.1% to $200,000, Mr. Kennedy’s salary increasing 5.9% to $180,000, Mr. Andreacio’s salary increasing 5.0% to $178,500 and Ms. Goldsmith’s salary increasing 5.0% to $147,000. Base salary is considered in conjunction with the annual cash incentive component of KNBT Bancorp’s executive compensation program.

Executive Annual Incentive Plan. Annual cash incentive compensation for executives is provided through KNBT Bancorp’s Executive Annual Incentive Plan (the “Bonus Plan”), which was adopted in 2005. The Committee administers the Plan. The Bonus Plan permits executive officers to receive cash bonus payments with respect to a given year if KNBT Bancorp meets pre-established performance goals for that year. The performance goals that apply for each year are generally set by the Committee in January of that year with payment being made during the first quarter of the following year if the targets are met. The performance goals consist of a series of financial targets, one or more of which must be met in order for bonus payments to be made to executives under the Bonus Plan. Under the terms of the Bonus Plan, the Committee establishes a performance matrix for each participant which sets forth the quantitative measures used to determine the amount of a participant's possible bonus, the relative weight accorded each quantitative measure, the minimum and maximum amount of the participant's bonus as a percentage of his or her base salary as in effect at the beginning of the fiscal year with respect to each quantitative measure, and the minimum threshold targets necessary to be achieved in order for any bonus to be awarded. The Board believes that, to be effective, the attainment of the threshold targets established under the Bonus Plan should be both challenging yet prudently attainable.

For fiscal year 2006, the Committee established targets for the Named Executive Officers based on KNBT Bancorp's (a) diluted earnings per share, as calculated in accordance with the terms of the Plan; (b) efficiency ratio; and (c) return on average equity. Under the terms of the targets for fiscal year 2006, the relative weight accorded each of the targets was 40% each for earnings per share and return on average equity and 20% for the efficiency ratio. The amount of the cash bonus for each executive ranged, if threshold performance was achieved, from a minimum of 30% of 2006 base salary for Mr. Fainor, to 25% for Mr. Sobol, 20% for Ms. Bodnyk and 15% for Messrs. Kennedy and Andreacio and Ms. Goldsmith (if all three minimum threshold targets were achieved). At the upper end of the spectrum, the amount of the cash bonus for each executive ranged from a maximum amount of 90% in the case of Mr. Fainor, to 75% in the case of Mr. Sobol, 60% in the case of Ms. Bodnyk and 45% in the case of Messrs. Kennedy and Andreacio and Ms. Goldsmith if all of the “superior performance” targets were achieved. The “superior performance” targets were set at a level which the Committee expected to be very difficult to achieve (the Committee believed such level of performance would be achieved less than 20% of the time). The target bonus was established as 60% in the case of Mr. Fainor, 50% in the case of Mr. Sobol, 40% in the case of Ms. Bodnyk and 30% in the case of Messrs. Kennedy and Andreacio and Ms. Goldsmith of base salary. Target performance was set at levels with respect to diluted earnings per share and return on average equity more than 18% higher than KNBT Bancorp’s performance in 2005 on such measures. With respect to the efficiency ratio, the required improvement to meet target performance was approximately a 2% decrease. As a result of KNBT Bancorp’s performance, the target performance (but not “superior performance”) for two of the criteria were achieved or slightly exceeded and the threshold level for the third criteria was exceeded. Therefore, Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith earned bonuses of $268,968, $139,404, $59,042 $58,550, $87,469 and $48,217, respectively.

For fiscal 2007, the Committee established in January 2007 new performance targets using the same structure (including both the categories and relative weighting) as used in 2006, but updating the targets to take into account KNBT Bancorp’s performance in 2006.

Long-Term Incentive Compensation. The Committee believes that, from a motivational standpoint, the use of equity-based long-term incentive compensation has contributed to KNBT Bancorp’s financial performance, eliciting maximum effort and dedication from our executive officers. The long-term incentive compensation portion of KNBT Bancorp’s compensation program consists of grants of stock options under the 2004 Stock Option Plan (the “Option Plan”) and restricted stock awards under the 2004 Recognition and Retention Plan and Trust Agreement (the “RRP”) (collectively, the “Stock Plans”). These grants and awards are designed to provide incentives for long-term positive performance by the executive and other senior officers and to align their financial interests with those of KNBT Bancorp’s shareholders by providing the opportunity to participate in any appreciation in the stock price of KNBT Bancorp’s common stock which may occur after the date of grant of stock options or restricted stock awards pursuant to the Stock Plans.

Under the Stock Plans, the Committee has discretion in determining grants of stock awards to executive officers, including the timing, amounts and types of awards. In the case of individual executives, our award decisions are based in part on corporate performance (measured against KNBT Bancorp’s pre-established goals). In addition, for 2006, the amount of such grants and awards were based, in part, on the results of a Watson Wyatt study of executive compensation prepared in January 2006, the officer's rank within the organization and an assessment of the officer's performance during 2005.

The exercisability of options and the vesting of restricted stock awards depend upon the executive officer continuing to render services to KNBT Bancorp and, in some cases as discussed below, the achievement of performance-based criteria. All options granted under KNBT Bancorp’s Option Plan must have an exercise price at least equal to the market value of the common stock on the date of grant. The re-pricing of any stock options previously granted under the Option Plan is prohibited without prior shareholder approval. Options may be exercised only for a limited period of time after the optionee's departure from KNBT Bancorp in most cases. Restricted shares awarded under the RRP carry dividend and voting rights from the date of grant if the vesting is time-based only. If the restricted share awards involve performance criteria, then dividends on shares accrue and are only paid if the shares are earned. In addition, if the restricted stock award is subject to the achievement of performance criteria, voting rights do not exist with respect to shares subject to the award until the performance criteria are satisfied and the shares vest. Options and restricted shares granted under our Stock Plans generally may not vest more rapidly than 20% per year, except in extraordinary circumstances (e.g., death, disability or a change in control).

Stock Options. The Committee granted stock options to each named executive officer in January 2006 under KNBT Bancorp’s Option Plan. Executive officers were granted stock options with an exercise price equal to the fair market value of KNBT Bancorp’s common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee considers similar awards to individuals being granted comparable values in our peer group as well as KNBT Bancorp’s financial performance against the strategic plan as attributed to executive officers.

The named executive officers were awarded the following number of stock options: Mr. Fainor, 15,000 shares; Mr. Sobol, 10,000 shares; and each of Mesdames. Bodnyk and Goldsmith and Messrs. Kennedy and Andreacio, 7,500 shares. The options vest 20% per year beginning on the first anniversary of the grant. KNBT Bancorp has traditionally established the compensation for its executive officers in January of each year as part of its annual review of their performance for the immediately preceding year. KNBT Bancorp does not have any program, plan or practice to time the annual grants of stock options or other equity based awards in coordination with the release of material non-public information or otherwise. However, to avoid any potential future issue, the Committee determined that commencing in 2007, grants of equity awards would not be made until at least 48 hours after the release of material non-public information (such as its earning release) by KNBT Bancorp. Accordingly, the grants of options and restricted stock awards made in January 2007 were made two full business days after the issuance of its earnings release disclosing fiscal 2006 results.

Restricted Stock Awards. Pursuant to the terms of the RRP, the Committee is authorized to issue restricted stock awards covering shares of common stock of KNBT Bancorp that became vested only if specified performance targets are achieved. In January 2006, the Committee granted Messrs. Fainor and Sobol restricted stock awards covering 35,000 and 15,000 shares, respectively, which are subject to the achievement of return on average equity (“ROAE”) and diluted earnings per share (“EPS”) targets for fiscal year 2008. The Committee believes these are the most critical factors reflecting KNBT Bancorp’s performance and are indicators of its financial health and performance. In May 2006, the Committee awarded Mesdames Bodnyk and Goldsmith and Messrs. Kennedy and Andreacio performance-based restricted stock awards as well covering 10,000, 5,000, 7,500 and 7, 500 shares, respectively, using the same performance criteria as applicable to the awards to Messrs. Fainor and Sobol. If the targets are achieved and the executive officers are still employed by KNBT Bancorp on the third anniversary of the date of grant, 60% of the shares covered by the award will be earned, with the remaining 40% being earned pro rata on the fourth and fifth anniversaries of the grant date, subject to the officers' continued employment with KNBT Bancorp on each of such anniversary dates. In addition, if certain higher specified ROAE and EPS targets for fiscal year 2008 are achieved, the awards to Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames Bodnyk and Goldsmith will be increased by 5,000, 2,000, 1,500, 1,500, 2,000 and 1,000 shares, respectively. If a change of control, as defined in the RRP, of KNBT Bancorp occurs prior to the fifth anniversary of the date of grant of the awards, no acceleration of the earning of any unearned shares will occur. The Committee set the targets at a level which, while attainable, will be difficult to achieve. The threshold targets for both ROAE and EPS are in each case more than 70% higher than the ROAE and the EPS KNBT Bancorp achieved for fiscal 2005, while the enhanced target thresholds are in each case more than 80% higher.

In January 2007, upon further consideration of the grants of the performance-based restricted stock awards, the Committee also agreed to enter into agreements with each of the named executive officers pursuant to which each of such officers agreed to forfeit any right to receive 40% of the shares subject to the performance-based RRP grants made in 2006 that would vest on the fourth and fifth anniversary of the grant of such awards (the “Remaining Shares”) (assuming the performance targets are met and the first 60% of the shares subject to the award vest on the third anniversary of the grant date). In return for such forfeiture, each named executive officer agreed to receive a cash bonus in an amount equal to the fair market value of the Remaining Shares on the third anniversary of the grant date of the performance-based restricted stock awards. Such amount will be paid in a lump sum within five days of the third anniversary of the grant date of the performance-based restricted stock awards. The determination was made to enter into such agreements in order to permit the named executive officers to have sufficient financial resources to pay the income taxes that will be due upon the vesting of the first 60% of the awards. Providing such officers with the cash bonus will allow them to pay the required income taxes without having to sell any of the shares received from the initial vesting of the awards. Assuming the performance targets are achieved, either the threshold or the maximum, named executive officers will receive a cash payment equal to the fair value on January 26, 2009 (with respect to Messrs. Fainor and Sobol) or May 4, 2009 (with respect to Mesdames Bodnyk and Goldsmith and Messrs. Kennedy and Andreacio) of 14,000 and 6,000 shares of Company common stock (or 16,000 or 6,800 shares if the enhanced targets are met for Messrs. Fainor and Sobol, respectively), and 4,000, 2,000, 3,000 and 3,000 shares (or 4,800, 2,400, 3,600 and 3,600 shares if the enhanced targets are met) for Mesdames Bodnyk and Goldsmith and Messrs. Kennedy and Andreacio.

Stock Ownership Guidelines. KNBT Bancorp has not established any formal policies or guidelines addressing expected levels of stock ownership by the named executive officers or for other executive officers. However, this matter remains under consideration. Directors should each own a minimum of 5,000 shares excluding any unvested restricted stock awards and unexercised options.

Supplemental Components of Executive Compensation. KNBT Bancorp has entered into employment agreements with Messrs. Fainor and Sobol and Ms. Bodnyk and Keystone Nazareth Bank has adopted a severance plan which covers substantially all employees, including executive officers not otherwise parties to employment agreements. The purpose of the employment agreements is to retain for the benefit of KNBT Bancorp and Keystone Nazareth Bank the talents of highly skilled officers who are integral to the development and implementation of KNBT Bancorp’s business plan. Such agreements, as discussed below and in “-Employment Agreements,” provide for termination benefits in the event of such executives’ termination or in the event of the occurrence of certain events. With respect to the severance plan, as described below in greater detail, upon termination, participants are entitled to specified levels of severance based upon their position, base salary and years of service. In both cases, the severance payment aspects of both the employment agreements and the severance plan are intended to align the executive officers’ and the shareholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of the shareholders and other constituents of KNBT Bancorp without undue concern over whether the transactions may jeopardize the executive officers’ own employment or impose financial hardship on him or her.

Severance Plan. In December 2006, the Board of Directors of Keystone Nazareth Bank adopted the Keystone Nazareth Bank & Trust Severance Benefits Plan (the "Plan") that provides for severance benefits to eligible employees whose employment is terminated under certain circumstances as determined by the Keystone Nazareth Bank in its sole discretion. The Plan provides for specified levels of severance benefits based on years of service and base salary for employees of Keystone Nazareth Bank and its subsidiaries who have at least one year of service with Keystone Nazareth Bank and who are not temporary employees, are not covered by another plan providing severance benefits maintained by Keystone Nazareth Bank or one of its subsidiaries or are covered by a contract or agreement that provides severance benefits (unless such contract or agreement specifically provides that an affected employee is eligible to receive benefits under the Plan). The minimum level of severance for eligible employees is one week of base salary (the minimum "Basic Severance Benefit") with a maximum level of severance of 52 weeks of base salary (the maximum "Enhanced Severance Benefit"); provided, however, that officers who serve in the Office of the President whose employment is terminated under circumstances covered by the Plan in Keystone Nazareth Bank’s sole discretion will receive an Enhanced Severance Benefit equal to one times their annual base salary irrespective of their salary and years of service. Thus, in the event that Messrs. Kennedy and/or Andreacio and/or Ms. Goldsmith were terminated, they would receive the Enhanced Severance Benefit. The severance benefits will be paid on an installment basis over the same period as the number of weeks of severance to which the employee is entitled (minimum of one week and a maximum of 52 weeks). In addition, employees are entitled to continued medical, dental, and vision coverage for the period over which the severance benefits are paid. The Plan requires as a condition of obtaining the Enhanced Severance Benefits under the Plan that an employee sign a release of claims in a form acceptable to Keystone Nazareth Bank. See “-Potential Payments Upon Termination of Employment or Change in Control” for an estimate of the benefits due Messrs. Kennedy and Andreacio and Ms. Goldsmith under the Plan in the event of their termination under various scenarios.

The severance triggers are typical and in each case require the affected participant to be terminated in order to be eligible to receive the severance benefits provided by the Plan. The severance triggers may include termination due to, among other things, reduction in staff or a layoff, position elimination, organizational restructuring, the participant’s employment being terminated in connection with a sale or transfer, merger, establishment of a joint venture, or other similar corporate transaction which results in a change in control of KNBT Bancorp and the participant was not offered employment by the successor company or was offered employment at a salary that is less than ninety percent (90%) of the participant’s base salary in effect immediately prior to termination, or such other circumstances as Keystone Nazareth Bank, in its sole discretion, deems appropriate for the payment of severance benefits.

For purposes of the Plan as well as the employment agreements discussed below, the definition of “change in control” is the same as set forth in Section 409A of the Internal Revenue Code.

Employment Agreements. In 2003 in connection with the conversion of Keystone Savings Bank from mutual to stock form and the merger with First Colonial Group, KNBT Bancorp and Keystone Nazareth Bank entered into employment agreements with Messrs. Fainor and Sobol. In connection with the analysis of executive compensation in 2006, the Committee determined that certain revisions to the employment agreements were in the best interests of KNBT Bancorp and Keystone Nazareth Bank. As a result of negotiations with Messrs. Fainor and Sobol, KNBT Bancorp and Keystone Nazareth Bank entered into amended and restated employment agreements with Messrs. Fainor and Sobol in late December 2006. In addition, on the same date KNBT Bancorp and Keystone Nazareth Bank also entered into a two-year employment agreement with Ms. Bodnyk.

The amended and restated agreements were amended primarily in order to (1) reduce the level of severance benefits in certain situations and (2) to comply with new Section 409A of the Internal Revenue Code, including the proposed regulations issued by the Internal Revenue Service. Section 409A of the Internal Revenue Code governs the deferral of compensation where the director, officer or employee has a legally binding right to compensation that is payable in a future year. In addition, the definition of “change in control” (as described below) was revised to be consistent with Section 409A of the Internal Revenue Code. The agreements with Messrs. Fainor and Sobol were also revised to delete the ability of such officers to surrender their unvested restricted stock awards in return for a cash payment in the event of their termination without cause.

Set forth below are the primary changes to the amended and restated employment agreements with Messrs. Fainor and Sobol effected in December 2006:

•
The employment agreements have specified expiration dates (Mr. Fainor's is a three year agreement subject to annual extensions provided that it will expire on December 31 of the year in which he attains age 65; and Mr. Sobol's agreement will expire December 31, 2009).

•	The employment agreements no longer provide for the payment of liquidated damages.

•	The severance payments due in the event of a change in control have been reduced:

••
The maximum amount of the aggregate severance payments has been reduced in a change in control to three times the executive officer’s base amount as calculated in accordance with Section 280G of the Internal Revenue Code (if his employment is terminated); and

••	The amount of the severance payments due in the event of a change in control without termination of employment has been reduced by 50%.

•	The employment agreements no longer provide for the payout of unvested restricted stock awards or options the vesting of which would not accelerate in the event of a change in control.

•
The definition of “change in control” has been revised to be compliant with Section 409A of the Internal Revenue Code. Under such revised definition, a change in control means the occurrence of one or more of the following events:

••	a person or group acquires more than 50% of the outstanding stock, provided the stock remains outstanding; or

••	a person or group acquires more than 35% of the outstanding stock; or

••	a change in a majority of the Board of Directors occurs within a period of 12 months if the new directors are not approved by the existing directors; or

••	a person or group acquires more than 40% of the total assets of KNBT Bancorp or Keystone Nazareth Bank.

•
Mr. Sobol’s employment agreement has been revised to provide that if his employment is terminated prior to June 1, 2009 other than in connection with a change in control, then his severance will be equal to two times his taxable Form W-2 income for the prior calendar year. This revision was made in recognition of Mr. Sobol’s agreement to forego the ability to receive the economic value of unvested restricted stock awards.

•
A new section was added to provide for a monthly payment in an amount equal to 112.5% of the executive officer's base salary at the time of termination, with such amount being paid over an 18 month period and the continuation of health and dental insurance coverage during such period in the event of the executive officer's termination by voluntary resignation (including voluntary retirement), if such termination occurs within certain specified periods after Messrs. Fainor and Sobol and Ms. Bodnyk reach certain ages (65 for Messrs. Fainor and Sobol and 64 for Ms. Bodnyk).

The employment agreement with Ms. Bodnyk is substantially the same as the revised employment agreements for Messrs. Fainor and Sobol except for being for two years and providing for smaller severance payments. For a discussion of the terms of the three employment agreements, see “-Employment Agreements.”

The grounds under which severance payments are triggered are similar or the same as those included in many employment agreements for senior executive officers, especially those of institutions that have undergone a conversion from mutual to stock form, and are described in detail in “-Employment Agreements.” As part of the amendment and restatement of Messrs. Fainor’s and Sobol’s employment agreements, the Board determined that it was appropriate, to negotiate revisions to the agreements to eliminate one of the grounds triggering the potential for severance, to reduce the amount of the payment triggered upon a change in control without termination and to eliminate the concept of liquidated damages. The employment agreements had previously provided that severance would be triggered if the executive’s employment was terminated in connection with the liquidation, dissolution, bankruptcy or insolvency of KNBT Bancorp or Keystone Nazareth Bank. While such occurrence is unlikely to occur and federal banking regulations would prohibit payments under certain of the circumstances covered by such clause, the Committee believed that such provision was not in the best interests of KNBT Bancorp or Keystone Nazareth Bank and determined that it would be appropriate to remove such provision as part of the amendment and restatement of the employment agreements. In addition, while the Committee believed that the inclusion of provisions providing for severance benefits upon a change in control whether or not the executive’s employment was terminated was appropriate, it believed the amount of the severance benefits should be reduced substantially. Finally, the agreements had provided that upon termination of employment in connection with a change in control, the executive would be entitled to certain additional liquidated damage payments if specified conditions were met. Upon reflection, and in light of the totality of the severance benefits to which the executives would be entitled in the event of a change in control, the Committee also believed that it would be in the best interests of KNBT Bancorp to request the executives to agree to amend their employment agreements to remove such provisions. Accordingly, Messrs. Fainor and Sobol voluntarily agreed to amend their agreements to eliminate in their totality the provisions providing for liquidated damages, to eliminate the ability to receive severance benefits upon the liquidation, dissolution or bankruptcy or insolvency of KNBT Bancorp or Keystone Nazareth Bank and to reduce by 50% the severance benefits to which the executives are entitled in the event of a change in control without termination of employment.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006. The named executive officers were not entitled to receive payments which would be characterized as “bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under the column “Non-Equity Incentive Plan Compensation” were awarded pursuant to the Executive Annual Incentive Plan for fiscal 2006 and were paid in January 2007.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compen- sation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Scott V. Fainor President and Chief Executive Officer	2006	$410,000	$ --	$174,803	$268,968	$ --	$33,860	$887,631
Eugene T. Sobol Senior Executive Vice President, Chief Financial Officer and Treasurer	2006	$255,000	$330,000	$109,345	$139,404	$25,141	$44,421	$903,311
Sandra L. Bodnyk Senior Executive Vice President and Chief Risk Officer	2006	$200,000	$ 33,000	$20,575	$ 87,469	$ --	$15,494	$356,538
David B. Kennedy Executive Vice President and Regional President, Greater Lehigh Valley	2006	$180,000	$ --	$33,739	$ 59,042	$ --	$ 8,630	$281,411
John T. Andreacio Executive Vice President and Regional President, Northeast Pennsylvania	2006	$178,500	$ 30,160	$13,750	$ 58,550	$ --	$10,013	$290,973
Deborah R. Goldsmith Executive Vice President, Retail Lending and Administration	2006	$147,000	$ 49,500	$33,685	$ 48,217	$ 9,906	$13,368	$301,676
_______________________
(1)
In addition to salary, the amounts disclosed in this column include amounts contributed by the named executive officer to the Keystone Nazareth Bank 401(k) Plan. We periodically review, and may increase, annual base salaries in accordance with the terms of employment agreements or KNBT Bancorp’s normal annual compensation review for each of our named executive officers. There were no discretionary bonuses awarded to any of the named executive officers for 2006.

(2)
Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during fiscal 2006 with respect to awards of restricted stock awards and/or stock options, as the case may be, with respect to each of the named executive officers. For a discussion of the assumptions used to establish the valuation of the restricted stock awards and stock options, reference is made to Note 13 of the Notes to Consolidated Financial Statements of KNBT Bancorp included as Item 8 in KNBT Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006. Additional information is also included in the table entitled “Grants of Plan-Based Awards.” KNBT Bancorp uses the Black-Scholes option valuation model to establish the values of options.

(3)	Reflects the cash incentive awards earned under the terms of the 2006 awards made pursuant to the Executive Annual Incentive Plan. Such amounts were paid during the first quarter of fiscal 2007.

(4)
Messrs. Fainor, Kennedy and Andreacio and Ms. Bodnyk are not participants in any of Keystone Nazareth Bank’s frozen defined benefit pension plan, supplemental executive retirement plan ("SERP") or deferred compensation plan or the frozen pension plan of First Colonial Group, Inc. assumed in the acquisition thereof by Keystone Savings Bank. The amounts for Mr. Sobol and Ms. Goldsmith include (i) $11,000 and $1,000 increases in the actuarial present value of Mr. Sobol's and Ms. Goldsmith’s, respectively, accumulated pension benefits due to a decrease in the amount of reduction for early retirement, and (ii) $14,141 and $8,906 increases in the value of Mr. Sobol’s and Ms. Goldsmith’s, respectively, SERP or deferred compensation plan benefits, as applicable. There are no above-market or preferential earnings paid on Mr. Sobol’s or Ms. Goldsmith’s accounts in the SERP or the deferred compensation plan, as applicable.

(Footnotes continue on following page)

______________________
(5)
Includes employer matching contributions of $6,600, $6,600, $1,592, $3,535, $6,368 and $4,000 allocated in 2006 to the accounts of Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames Bodnyk and Goldsmith, respectively, under Keystone Nazareth Bank’s 401(k) plan. Also includes the fair market value at December 31, 2006 of the shares of common stock allocated pursuant to the ESOP in 2006, representing $7,034, $7,021, $7,038, $3,858, $7,126 and $6,368 for Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames Bodnyk and Goldsmith, respectively. Includes dividends on unvested restricted stock awards in the amount of $20,000, $2,620, $2,000 and $3,000 for Messrs. Sobol and Andreacio and Mesdames Bodnyk and Goldsmith, respectively. Includes $7,596 of country club dues for Mr. Fainor and automobile allowances of $12,000 for Mr. Fainor and $10,800 for Mr. Sobol. Also includes $630 in supplemental life insurance for Mr. Fainor.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott V. Fainor	1/23/06(3) 1/23/06(4) 1/23/06(5)	$24,600 -- --	$246,000 -- --	$369,000 -- --	-- 35,000 --	-- 35,000 --	-- 40,000 --	-- -- 15,000	-- -- $16.56	-- $662,400(2) $ 56,700
Eugene T. Sobol	1/23/06(3) 1/23/06(4) 1/23/06(5)	$12,750 -- --	$127,500 -- --	$191,250 -- --	-- 15,000 --	-- 15,000 --	-- 17,000 --	-- -- 10,000	-- -- $16.56	-- $281,520(2) $ 37,800
Sandra L. Bodnyk	1/23/06(3) 5/04/06(4) 1/23/06(5)	$8,000 -- --	$80,000 -- --	$120,000 -- --	-- 10,000 --	-- 10,000 --	-- 12,000 --	-- -- 7,500	-- -- $16.56	-- $203,040(2) $ 28,350
David B. Kennedy	1/23/06(3) 5/04/06(4) 1/23/06(5)	$5,400 -- --	$54,000 -- --	$81,000 -- --	-- 7,500 --	-- 7,500 --	-- 9,000 --	-- -- 7,500	-- -- $16.56	-- $152,280(2) $ 28,350
John T. Andreacio	1/23/06(3) 5/04/06(4) 1/23/06(5)	$5,355 -- --	$53,550 -- --	$80,325 -- --	-- 7,500 --	-- 7,500 --	-- 9,000 --	-- -- 7,500	-- -- $16.56	-- $152,280(2) $ 28,350
Deborah R. Goldsmith	1/23/06(3) 5/04/06(4) 1/23/06(5)	$4,410 -- --	$44,100 -- --	$66,150 -- --	-- 5,000 --	-- 5,000 --	-- 6,000 --	-- -- 7,500	-- -- $16.56	-- $101,520(2) $ 28,350
_____________________
(1)
Reflects awards under the Executive Annual Incentive Plan for fiscal 2006. See “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the amounts of the cash incentive awards actually earned by each of the named executive officers for 2006. See also “- Compensation Discussion and Analysis - Executive Annual Incentive Plan.”

(2)
Reflects performance-based restricted stock awards. Such awards will not be earned unless certain targets established with respect to return on average equity and diluted earnings per share are achieved in fiscal 2008. Since the achievement of such targets was considered substantially uncertain during fiscal 2006, no expense was recognized related to such awards in accordance with Statement of Financial Accounting Standards No. 123(R). Dividends, if any, are accrued on the shares covered by such awards and paid when such awards are earned. See “Compensation Discussion and Analysis - Long-Term Compensation - Restricted Stock Awards.” The grant date fair value assumes the maximum amount of shares are earned. There were no other stock awards granted in 2006.

(3)	Granted pursuant to the Executive Annual Incentive Plan.

(4)	Granted pursuant to the 2004 Recognition and Retention Plan and Trust Agreement.

(5)	Granted pursuant to the 2004 Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options		Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	Exercisable	Unexercisable
Scott V. Fainor	273,719 12,950 62,500 5,000 -- --	-- -- 187,500 35,000 15,000 --	$5.6628 6.4405 16.50 15.84 16.56 --	01/03/2012 01/16/2013 05/06/2014(3) 01/24/2015(3) 01/23/2016(4) --	--	--	35,000	$585,550
Eugene T. Sobol	40,000 3,500 -- --	60,000 14,000 10,000 --	$16.50 15.84 16.56 --	05/06/2014(5) 01/24/2015(6) 01/23/2016(4) --	60,000	$1,003,800	15,000	$250,950
Sandra L. Bodnyk	4,000 1,500 -- --	6,000 6,000 7,500 --	$16.50 15.84 16.56 --	05/06/2014(5) 01/24/2015(6) 01/23/2016(4) --	6,000	$100,380	10,000	$167,300
David B. Kennedy	10,000 1,500 -- --	15,000 6,000 7,500 --	$16.50 15.84 16.56 --	05/06/2014(5) 01/24/2015(6) 01/23/2016(4) --	--	--	7,500	$125,475
John T. Andreacio	2,000 -- --	8,000 7,500 --	$15.08 16.56 --	04/11/2015(7) 01/23/2016(4) --	8,000	$133,840	7,500	$125,475
Deborah R. Goldsmith	10,000 1,500 -- --	15,000 6,000 7,500 --	$16.50 15.84 16.56 --	05/06/2014(5) 01/24/2015(6) 01/23/2016(4) --	9,000	$150,570	5,000	$83,650
____________________
(1)	There were no option-based equity incentive plan awards outstanding at December 31, 2006.

(2)
Performance-based restricted stock award. If financial targets are achieved during fiscal 2008, then 60% of the award will vest on the third anniversary of the award (January 23, 2009 with respect to awards made to Messrs. Fainor and Sobol and May 4, 2009 with respect to the awards made to Messrs. Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith) with the remaining 40% vesting pro rata on the fourth and fifth anniversary dates of the grant of the award (assuming the officers remain employed on such dates). If the performance targets are not achieved, none of the shares subject to the awards will be earned. The amount of shares reflected is the threshold amount for each named executive officer. The market value is the threshold multiplied by $16.73, the closing sales price on December 29, 2006. If the enhanced performance targets are achieved during fiscal 2008, than the value of the awards will increase as follows (using the closing sales price of KNBT Bancorp common stock on December 29, 2006).

Recipient	Enhanced Award (Shares)	Market Value
Scott V. Fainor	40,000	$669,200
Eugene T. Sobol	17,000	284,410
Sandra L. Bodnyk	12,000	200,760
David B. Kennedy	9,000	150,570
John T. Andreacio	9,000	150,570
Deborah R. Goldsmith	6,000	100,380

In January 2007, each of the named executive officers entered into agreements whereby they agreed to forfeit receipt of the remaining 40% of the shares covered by awards and will instead receive a cash payment equal to the fair market value of the common stock on the third anniversary of the grants but only if the performance targets are achieved and the first 60% of the awards vest. For additional information, see “Compensation Discussion and Analysis - Long Term Compensation - Restricted Stock Awards.”

(Footnotes continue on following page)

___________________
(3)	Vest at the rate of 12.5% per year. With respect to options granted in May 2004, vesting commenced May 6, 2005. With respect to options granted in January 2005, vesting commenced January 24, 2006.

(4)	Vest at the rate of 20% per year beginning January 23, 2007.

(5)	Vest at the rate of 20% per year beginning May 6, 2005.

(6)	Vest at the rate of 20% per year beginning January 24, 2006.

(7)	Vest at the rate of 20% per year beginning April 11, 2006.

Option Exercises and Stock Vested

None of our named executive officers exercised any stock options during the year ended December 31, 2006.

	Stock Awards
Name	Number of Shares Acquired On Vesting	Value Realized On Vesting(1)
Scott V. Fainor	NA	NA
Eugene T. Sobol	20,000	$339,000
Sandra L. Bodnyk	2,000	$ 33,900
David B. Kennedy	NA	NA
John T. Andreacio	2,000	$ 32,860
Deborah R. Goldsmith	3,000	$ 50,850
__________________
(1)
Reflects fair market value of the shares of restricted stock released on the date of vesting. Such amount may be different from the amount recognized for financial statement purposes pursuant to Statement of Financial Accounting Standards No. 123(R).

Employment Agreements

On December 28, 2006, KNBT Bancorp, Inc. and Keystone Nazareth Bank (referred to as the “Employers”), entered into amended and restated employment agreements with Scott V. Fainor and Eugene T. Sobol, and a new employment agreement with Sandra L. Bodnyk. Messrs. Fainor's and Sobol's agreements are for three years (subject to extension in Mr. Fainor's case) and Ms. Bodnyk's is for two years (subject to extension).

On each annual anniversary date of the effective date of the employment agreement with Mr. Fainor and Ms. Bodnyk, the term will be extended for one additional year thereafter unless either the employers, on the one hand, or the executive gives notice at least 30 days prior to the annual anniversary date that the term will not be extended; provided, however, the term of such executive officers’ agreements will not extend beyond December 31st in the years Mr. Fainor and Ms. Bodnyk turn age 65 and 64, respectively. Extension of the term also will cease automatically if the executive's employment with either KNBT Bancorp or Keystone Nazareth Bank is terminated for any reason. Mr. Sobol's agreement is for a term ending December 31, 2009.

In the event that, during the term of the employment agreement, the executive's employment is terminated by the KNBT Bancorp or Keystone Nazareth Bank without cause or for other than death or disability, or if the executive resigns within six full calendar months following the occurrence of any of the reasons specified below, the executive will be entitled to receive certain severance payments and benefits. These include earned but unpaid base salary; benefits as to which the executive is entitled under plans maintained by the employers through the date of termination; and continued group life, health, dental, accident and disability benefits for the period of the remaining term of his or her employment agreement, but not more than two years (18 months with respect to Ms. Bodnyk). Such remaining term is referred to as the Coverage Period. Mr. Fainor and Ms. Bodnyk would also be entitled to a cash lump sum payment to compensate them for the loss of salary during the coverage period, on a present value basis; cash bonus and incentive compensation; a cash lump sum payment equal to the excess, if any, of the present value of the benefits to which the executive would be entitled under qualified and non-qualified pension plans if he or she had continued to be employed during the Coverage Period over the present value of the benefits to which he or she is actually entitled under such defined benefit pension plan as of the date his or her employment terminates; and a cash lump sum payment equal to the additional employer contributions under qualified and non-qualified defined contribution plans, on a present value basis, to which the executive would have been entitled had he or she continued to be employed during the Coverage Period. Mr. Sobol is entitled to receive the same severance benefits in the event of his termination without cause or for other than death or disability, provided, however, if his termination occurs prior to June 1, 2009, rather than receiving the present value of the salary and bonus payment described above, he would receive in a lump sum payment an amount equal to two times his taxable Form W-2 income for the prior calendar year. In addition, for the first year following the date on which his employment terminates, Mr. Fainor will be reimbursed for reasonable expenses incurred by him in searching for new employment not to exceed $75,000 and Mr. Sobol and Ms. Bodnyk in the event of their termination will receive reimbursement of up to $25,000 each. In addition, if the executive surrenders his or her then outstanding options (other than unvested options the vesting of which does not accelerate in a change in control) within 30 days of the termination of his or her employment, the employers will pay the executive the value of the excess of the fair market value of KNBT Bancorp’s common stock covered by the stock options over the exercise price of his or her outstanding options.

The reasons specified in the employment agreements that would justify the executive resigning and receiving the severance benefits described above are a material breach of the executive's agreement by the employers, including a reduction in the executive's salary or a material reduction in the executive's fringe benefits, if such breach remains uncured after 30 days written notice; a failure to appoint the executive to the positions in which the executive has a right to serve under the executive's employment agreement; and a failure to vest in the executive the authority and responsibilities associated with those positions, if such failure is not cured after 30 days written notice. In addition, the executive would be entitled to severance benefits if there is a change in the executive's principal place of employment to a location more than 25 miles from the KNBT Bancorp’s current corporate headquarters in Bethlehem, Pennsylvania; notice by either of the employers to the executive that the employment period is not being extended as of any annual anniversary date of the agreement (with respect to Mr. Fainor and Ms. Bodnyk only); or a termination of the executive's employment by either of the employers for other than cause, voluntary resignation or retirement, death or disability.

In addition, under the terms of the employment agreements as described below, if the executive officer voluntarily resigns (including voluntary retirement), the executive will receive cash severance equal to 112.5% of the executive's then base salary, such amount to be paid over a period of 18 months plus continued group health and dental insurance coverage during such period. Pursuant to the terms of Mr. Sobol's contract, he can invoke this provision if he voluntarily resigns subsequent to January 1, 2009 and before the end of the term of his agreement (December 31, 2009). Under the employment agreements with Mr. Fainor and Ms. Bodnyk, the executives can receive the foregoing severance benefits if he or she voluntarily resigns any time after reaching age 65 or 64, respectively, and prior to the end of the terms of their respective employment agreements.

If a change in control, as defined in the employment agreement, of KNBT Bancorp occurs prior to the end of the term of the executive's employment agreement, and the executive is terminated in connection therewith, the executive will be entitled to receive, in lieu of any severance benefits due to the executive as described above, a severance benefit in a lump sum payment equal to three times (two times in the case of Ms. Bodnyk) the executive’s "base amount" as calculated under Section 280G of the Internal Revenue Code. If the executive is not terminated in connection with the change in control, the executive only receives 1.5 times (1.0 times for Ms. Bodnyk) the executive's Section 280G base amount. If the executive's employment is terminated within the first year after the change in control by either KNBT Bancorp or by the executive, then the executive receives an additional 1.5 times (1.0 times for Ms. Bodnyk) the executive's base amount.  If the executive's employment is terminated between one and two years after the change in control, the executive receives an additional 1.5 times (1.0 times for Ms. Bodnyk) the executive's base amount, but the base amount is calculated under Section 280G as if the change in control had occurred when the executive's employment was terminated. With respect to the calculation of the severance payment due in the event the executive is terminated between one and two years after the change in control, the initial severance payment is excluded from the calculation.  If the executive is terminated more than two years after a change in control, then the severance provisions governing terminations outside a change in control described above apply. In the event that due to a change in control, any amount paid or payable to the executive is subject to the 20% excise tax under Section 4999 of the Internal Revenue Code, the executive will be entitled to an additional payment such that on an after-tax basis, the executive is indemnified for the excise tax.

The employment agreements contain a covenant not to compete, under which the executive agrees that if the executive's employment terminates before the expiration of the term of the executive's employment agreement other than a termination within 30 days of a change in control of KNBT Bancorp, the executive will not compete with Keystone Nazareth Bank in any county in which KNBT Bancorp or Keystone Nazareth Bank maintains an office as of the date of the executive's termination until the earlier to occur of two years (18 months in the case of Ms. Bodnyk) from the date on which the executive's employment terminates or the date on which the term of the executive's employment agreement would have otherwise expired had no termination occurred. In addition, for two years after the executive's employment terminates, the executive agrees to not solicit the Bank's customers or solicit its employees to accept other employment in the counties where the employers maintain an office as of the date of the executive's termination.

Potential Payments Upon Termination of Employment or Change in Control

The tables below reflect the amount of compensation to each of the named executive officers of KNBT Bancorp and Keystone Nazareth Bank in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

Scott V. Fainor.  The following table shows the potential payments upon termination or a change in control of KNBT Bancorp or Keystone Nazareth Bank for Scott V. Fainor, our President and Chief Executive Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason		Change in Control With No Termination of Employment (m)		Change in Control With Termination of Employment		Death or Disability (q)	Retirement (r)
Bonus for 2006 (a)	$--	$--	$--		$--		$--		$--	$--
Accrued paid time off (b)	7,885	7,885	7,885		--		7,885		7,885	7,885

Severance payments and benefits: (c)
Base salary	--	--	780,714	(g)	--		--		--	--
Bonuses	--	--	362,739	(h)	--		--		--	--
401(k) matching contributions	--	--	12,692	(i)	--		--		--	--
ESOP allocations	--	--	13,085	(j)	--	(n)	--		--	--
Insurance	--	--	13,154	(k)	--		--		--	--
Placement agency and relocation expenses	--	--	75,000	(l)	--		--		--	--

Equity awards: (d)
Unvested stock options (e)	--	--	2,550		2,550		2,550		76,825	--
Unvested restricted stock awards (f)	--	--	--		--		--		585,550	--

Change in control payments:
Cash severance	--	--	--		602,359	(o)	1,204,717	(o)	--	--
§280G tax gross-up	--	--	--		--		--	(p)	--	--

Total payments and benefits	$7,885	$7,885	$1,267,819		$604,909		$1,215,152		$670,260	$7,885

(Footnotes on page 35)

Eugene T. Sobol. The following table shows the potential payments upon termination or a change in control of KNBT Bancorp or Keystone Nazareth Bank for Eugene T. Sobol, our Senior Executive Vice President, Chief Financial Officer and Treasurer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason		Change in Control With No Termination of Employment (m)		Change in Control With Termination of Employment		Death or Disability (q)	Retirement (r)
Bonus for 2006 (a)	$--	$--	$--		$--		$--		$--	$--
Accrued paid time off (b)	4,904	4,904	4,904		--		4,904		4,904	4,904

Severance payments and benefits: (c)
Cash severance	--	--	1,283,616	(g)	--		--		--	--
401(k) matching contributions	--	--	12,692	(i)	--		--		--	--
ESOP allocations	--	--	13,061	(j)	--	(n)	--		--	--
Insurance	--	--	10,081	(k)	--		--		--	--
Placement agency and relocation expenses	--	--	25,000	(l)	--		--		--	--

Equity awards: (d)
Unvested stock options (e)	--	--	27,960		27,960		27,960		27,960	--
Unvested restricted stock awards (f)	--	--	--		1,003,800		1,003,800		1,254,750	--

Change in control payments:
Cash severance	--	--	--		412,535	(o)	825,069	(o)	--	--
§280G tax gross-up	--	--	--		--		384,879	(p)	--	--

Total payments and benefits	$4,904	$4,904	$1,377,314		$1,444,295		$2,246,612		$1,287,614	$4,904

(Footnotes on page 35)

Sandra L. Bodnyk. The following table shows the potential payments upon termination or a change in control of KNBT Bancorp or Keystone Nazareth Bank for Sandra L. Bodnyk, our Senior Executive Vice President and Chief Risk Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason		Change in Control With No Termination of Employment (m)		Change in Control With Termination of Employment		Death or Disability (q)	Retirement (r)
Bonus for 2006 (a)	$--	$--	$--		$--		$--		$--	$--
Accrued paid time off (b)	3,846	3,846	3,846		--		3,846		3,846	3,846

Severance payments and benefits: (c)
Base salary	--	--	289,066	(g)	--		--		--	--
Bonuses	--	--	64,263	(h)	--		--		--	--
401(k) matching contributions	--	--	9,282	(i)	--		--		--	--
ESOP allocations	--	--	10,030	(j)	--	(n)	--		--	--
Insurance	--	--	2,001	(k)	--		--		--	--
Placement agency and relocation expenses	--	--	25,000	(l)	--		--		--	--

Equity awards: (d)
Unvested stock options (e)	--	--	7,995		7,995		7,995		7,995	--
Unvested restricted stock awards (f)	--	--	--		100,380		100,380		267,680	--

Change in control payments:
Cash severance	--	--	--		201,565	(o)	403,128	(o)	--	--
§280G tax gross-up	--	--	--		--		--	(p)	--	--

Total payments and benefits	$3,846	$3,846	$411,483		$309,940		$515,349		$279,521	$3,846

(Footnotes on page 35)

David B. Kennedy. The following table shows the potential payments upon termination or a change in control of KNBT Bancorp or Keystone Nazareth Bank for David B. Kennedy, our Executive Vice President and Regional President, Greater Lehigh Valley.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason		Change in Control With No Termination of Employment (m)	Change in Control With Termination of Employment		Death or Disability (q)	Retirement (r)
Bonus for 2006 (a)	$--	$--	$--		$--	$--		$--	$--
Accrued paid time off (b)	3,462	3,462	3,462		--	3,462		3,462	3,462

Severance payments and benefits: (c)
Base salary	--	--	180,000	(g)	--	--		--	--
Insurance	--	--	4,396	(k)	--	4,396	(k)	--	--
Placement agency and relocation expenses	--	--	--		--	--		--	--

Equity awards: (d)
Unvested stock options (e)	--	--	--		--	--		--	--
Unvested restricted stock awards (f)	--	--	--		--	--		125,475	--

Change in control payments:
Cash severance	--	--	--			180,000	(o)	--	--
§280G tax gross-up	--	--	--		--	--	(p)	--	--

Total payments and benefits	$3,462	$3,462	$187,858		$--	$187,858		$128,937	$3,462

(Footnotes on page 35)

John T. Andreacio. The following table shows the potential payments upon termination or a change in control of KNBT Bancorp or Keystone Nazareth Bank for John T. Andreacio, our Executive Vice President and Regional President, Northeast Pennsylvania.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason		Change in Control With No Termination of Employment (m)	Change in Control With Termination of Employment		Death or Disability (q)	Retirement (r)
Bonus for 2006 (a)	$--	$--	$--		$--	$--		$--	$--
Accrued paid time off (b)	3,433	3,433	3,433		--	3,433		3,433	3,433

Severance payments and benefits: (c)
Base salary	--	--	178,500	(g)	--	--		--	--
Insurance	--	--	4,396	(k)	--	4,396	(k)	--	--
Placement agency and relocation expenses	--	--	--		--	--		--	--

Equity awards: (d)
Unvested stock options (e)	--	--	--		--	--		--	--
Unvested restricted stock awards (f)	--	--	--		133,840	133,840		259,315	--

Change in control payments:
Cash severance	--	--	--			178,500	(o)	--	--
§280G tax gross-up	--	--	--		--	--	(p)	--	--

Total payments and benefits	$3,433	$3,433	$186,329		$133,840	$320,169		$267,748	$3,433

(Footnotes on page 35)

Deborah R. Goldsmith. The following table shows the potential payments upon termination or a change in control of KNBT Bancorp or Keystone Nazareth Bank for Deborah R. Goldsmith, our Executive Vice President, Retail Lending and Administration.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason		Change in Control With No Termination of Employment (m)	Change in Control With Termination of Employment		Death or Disability (q)	Retirement (r)
Bonus for 2006 (a)	$--	$--	$--		$--	$--		$--	$--
Accrued paid time off (b)	2,827	2,827	2,827		--	2,827		2,827	2,827

Severance payments and benefits: (c)
Base salary	--	--	147,000	(g)	--	--		--	--
Insurance	--	--	1,846	(k)	--	1,846(k	)	--	--

Equity awards: (d)
Unvested stock options (e)	--	--	--		--	--		--	--
Unvested restricted stock awards (f)	--	--	--		150,570	150,570		234,070	--

Change in control payments:
Cash severance	--	--	--			147,000	(o)	--	--
§280G tax gross-up	--	--	--		--	--	(p)	--	--

Total payments and benefits	$2,827	$2,827	$151,673		$150,570	$302,243		$236,897	$2,827

(Footnotes on following page)

______________________________

(a)
The annual bonus paid to the executives for 2006, based on the achievement of performance goals through December 31, 2006, is not included. KNBT Bancorp believes that each of the executives is entitled to receive any bonus earned as of the date of termination irrespective of his or her termination. Bonuses under the Executive Annual Incentive Plan (the “EAIP”) are pro-rated for the number of full quarters completed in the event of death, disability, retirement or termination without cause. KNBT Bancorp has discretion as to the payment of the bonus under the EAIP in the event of a voluntary termination. The 2006 bonuses paid Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith under the EAIP were $268,968, $139,404, $59,042, $58,550, $87,469 and $48,217, respectively.

(b)
Paid time off is granted to each employee annually based on position and tenure. Earned but unused paid time off is paid upon termination of employment. Because only one week is eligible for carryover into the next calendar year, and since the termination of employment is assumed to occur on the last business day of the year, the amounts shown represent one week of base salary.

(c)
These severance payments and benefits are payable if the executive’s employment is terminated prior to a change in control either (i) by KNBT Bancorp and Keystone Nazareth Bank (the “Employers”) for any reason other than cause, death or disability or (ii) by the executive if the Employers take certain adverse actions (a “good reason” termination). Reference is made to “-Employment Agreements” for a discussion of the methodology used to calculate the severance benefits due Messrs. Fainor and Sobol and Ms. Bodnyk. With respect to Messrs. Kennedy and Andreacio and Ms. Goldsmith, they are entitled to cash severance equal to their base salary as in effect as of the date of termination, plus the continuation of certain insurance benefits.

(d)
The vested stock options held by Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith had a value of approximately $3.2 million, $12,315, $3,635, $3,303, $2,255 and $3,635, respectively, based on the December 29, 2006 closing price of KNBT Bancorp’s common stock of $16.73 per share. Such value can be obtained in the event of termination due to voluntary termination, death, disability, retirement or cause only if the executive actually exercises the vested options in the manner provided for by the relevant option plan and subsequently sells the shares received for $16.73 per share. In the event of a termination of employment, the executive (or his or her estate in the event of death) will have the right to exercise vested stock options for the period specified in his or her option grant agreement. If the termination of employment occurs following a change in control, the executive can exercise the vested stock options for the remainder of the original ten-year term of the option (other than options granted pursuant to option plans of First Colonial Group, Inc. assumed by KNBT Bancorp which must be exercised within three months of termination of employment). If Messrs. Fainor’s and Sobol’s or Ms. Bodnyk’s employment is terminated without cause by the Employers or by the executive for good reason, then each executive’s employment agreement provides that the executive may surrender both the vested and unvested stock options (other than unvested stock options which do not have accelerated vesting in the event of a change in control) held by the executive in exchange for a lump sum cash payment equal to the difference between the aggregate market value of the underlying shares and the aggregate exercise price of the options surrendered.

(e)
All unvested stock options will become fully vested upon death, disability or a change in control, except that the stock options granted to Mr. Fainor in 2004 and 2005 do not become fully vested upon a change in control. Instead, the stock options granted to Mr. Fainor in 2004 and 2005 will continue to vest in accordance with their eight-year vesting schedule. If the Executive’s employment is terminated without cause by the Employers or by Messrs. Fainor or Sobol or Ms. Bodnyk for good reason, then under the terms of his or her current employment agreement the executive may surrender the unvested stock options (other than unvested stock options which do not have accelerated vesting in the event of a change in control) for a cash payment equal to the amount shown.

(f)
If the executive’s employment is terminated as a result of death or disability, unvested restricted stock awards are deemed fully earned. In addition, in the event of a change in control of KNBT Bancorp, the unvested restricted stock awards are deemed fully vested except for performance-based grants made in 2006 (“2006 Grants”). Under the terms of the 2006 Grants, such grants do not become fully vested upon a change in control of KNBT Bancorp, but continue to vest in accordance with the terms of the vesting schedule. In addition, the amounts reflected include only the value of the performance-based awards granted in 2006 at the threshold level. If the enhanced performance targets are met, the amount of the award will increase by $83,650, $33,460, $25,095, $25,095, $33,460 and $16,730 for Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith, respectively, based on the December 29, 2006 closing sales price of $16.73 per share.

(Footnotes continue on following page)

______________________________

(g)
For Mr. Fainor and Ms. Bodnyk, represents a lump sum payment equal to the base salary he or she would have received for two and 1.5 additional years, respectively, discounted to present value using the applicable short-term IRS discount rate. For Mr. Sobol, represents a lump sum payment equal to two times the Executive’s aggregate taxable income from the Employers reported on Form W-2 (excluding any income related to stock options) for 2005, which is the calendar year preceding the year in which the assumed date of termination occurs. For Messrs. Kennedy and Andreacio and Ms. Goldsmith, equals one times their base salary as in effect on December 31, 2006.

(h)
For Mr. Fainor and Ms. Bodnyk, represents a lump sum payment equal to the bonuses that would have been paid to him or her for two and 1.5 additional years, respectively, based on the highest bonus paid during the 36 months preceding the date of termination, discounted to present value using the applicable short-term Internal Revenue Service discount rate.

(i)
Represents a lump sum payment equal to the estimated employer matching contributions that would have been allocated to the executive’s 401(k) plan account for two additional years, with respect to Messrs. Fainor and Sobol, and 18 months with respect to Ms. Bodnyk, discounted in each case to present value using the applicable Internal Revenue Service discount rate.

(j)
Represents a lump sum payment equal to the value of the estimated number of shares of KNBT Bancorp common stock that would have been allocated to the executive’s ESOP account for two additional years, with respect to Messrs. Fainor and Sobol, and 18 months with respect to Ms. Bodnyk, discounted to present value using the applicable IRS discount rate, assuming the number of shares allocated in each of 2007 and 2008 to each of the executives is the same number allocated thereto in 2006. Excluding the additional ESOP allocations shown, Messrs. Fainor and Sobol and Ms. Bodnyk held 1,634, 1,765 and 706 shares, respectively, of KNBT Bancorp’s common stock in their ESOP accounts as of December 31, 2006. Messrs. Kennedy and Andreacio and Ms. Goldsmith held 1,387, 230 and 1,293 shares in their ESOP accounts as of December 31, 2006. Based on the December 29, 2006 closing price of $16.73 per share, these shares had a value of $27,337, $29,528, $23,205, $3,848, $11,811 and $21,632, respectively, with respect to Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith.

(k)
Represents the estimated cost of continuing the various insurance coverages (medical, dental, vision, life, accident and disability) for two additional years with respect to Messrs. Fainor and Sobol, 18 months with respect to Ms. Bodnyk and 12 months for Messrs. Kennedy and Andreacio and Ms. Goldsmith (with respect to medical, dental and vision insurance only). Ms. Bodnyk has previously waived receipt of medical and dental insurance, and as a result she will receive no payment upon termination related to these benefits. The estimated costs assume the premiums in effect in 2007 increase by 10% for 2008. The amounts have not been discounted to present value.

(l)	Represents the maximum amount that can be paid for placement agency fees and relocation expenses under the executive’s employment agreement.

(m)	The amounts shown in this column are payable upon the occurrence of a change in control, even if no termination of employment occurs.

(n)
Upon a change in control, the ESOP will be terminated and the unallocated ESOP shares will first be used to repay the outstanding ESOP loan. Any remaining unallocated ESOP shares will then be allocated among ESOP participants on a pro rata basis based on account balances. Based on the December 29, 2006 closing price of $16.73 per share, the remaining principal balance of the loan exceeds the value of the remaining unallocated ESOP shares. As a result, no additional ESOP allocation would be made to the ESOP participants.

(o)
For Messrs. Fainor and Sobol, represents a lump sum payment equal to 1.5 times (if no termination occurs) and three times (if a termination of employment occurs within one year of the change in control) the executive’s average taxable income for the five calendar years ended December 31, 2005 (four years for Mr. Fainor). For Ms. Bodnyk, represents a lump sum payment equal to 1.0 times (if no termination of employment occurs) and two times (if a termination of employment occurs within one year of the change in control) her average taxable income for the two calendar years ended December 31, 2005. With respect to Messrs. Kennedy and Andreacio and Ms. Goldsmith, represents one times their respective base salaries in effect on December 31, 2006. In each case, income resulting from the vesting of restricted stock awards or the exercise of non-qualified stock options prior to January 1, 2005 is excluded.

(Footnotes continue on following page)

______________________________

(p)
The payments and benefits to Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith in the change in control columns are subject to a 20% excise tax to the extent they exceed three times the executive’s average taxable income for the five years (four years for Mr. Fainor and two years for Mr. Andreacio and Ms. Bodnyk) ended December 31, 2005. Messrs. Fainor’s, Kennedy’s and Andreacio’s and Mesdames. Bodnyk's and Goldsmith’s payments are below this threshold, while Mr. Sobol’s payments exceed this threshold because of the accelerated vesting of his unvested stock options and restricted stock awards. The employment agreements with Messrs. Fainor and Sobol and Ms. Bodnyk require each of them to in good faith consider and take steps commonly used to minimize or eliminate any excise tax or gross-up payment by KNBT Bancorp. If the excise tax cannot be avoided, then KNBT Bancorp has agreed in its employment agreements with Messrs. Fainor and Sobol and Ms. Bodnyk to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place the executives in the same after-tax position they would have been in if the excise tax had not been imposed.

(q)
If the employment of the executives is terminated due to death, his or her beneficiaries or estate will receive life insurance proceeds of approximately $820,000, $510,000, $360,000, $357,000, $400,000 and $294,000, respectively, with respect to Messrs. Fainor, Sobol, Kennedy and Andreacio and Mesdames. Bodnyk and Goldsmith. If the employment of Mr. Fainor, Mr. Sobol or Ms. Bodnyk is terminated due to disability, Messrs. Fainor and Sobol and Ms. Bodnyk would each receive disability benefits of $10,000 per month. Disability benefits are provided at the rate of 60% of base salary not to exceed $10,000 per month until they reach their normal retirement age of age 65. In addition, their unvested stock options and unvested restricted stock awards will become fully vested upon death or disability. Mr. Sobol’s and Ms. Goldsmith’s pension and supplemental executive retirement or deferred compensation plan benefits discussed in the next footnote will also become payable upon death or disability.

(r)
In 2003, Keystone Nazareth Bank froze its defined benefit pension plan, and no additional benefits are accrued under this plan. In addition, as of December 31, 2005, no further deferrals are permitted under Keystone Nazareth Bank’s deferred compensation plan and related supplemental executive retirement plan (the “SERP”). Messrs. Fainor, Kennedy and Andreacio and Ms. Bodnyk are not participants in any of these plans. Mr. Sobol is projected to receive a pension benefit of $17,762 per year upon retirement at age 65 while Ms. Goldsmith would receive $1,983. The benefits due to Mr. Sobol and Ms. Goldsmith if his or her employment was terminated as of December 31, 2006 would be reduced pursuant to the terms of the pension plan. In addition, Mr. Sobol’s current balance under the SERP as of December 31, 2006 was approximately $583,185 while Ms. Goldsmith’s under the deferred compensation plan was approximately $72,898. See “-Benefit Plans.”

Benefit Plans

Retirement Plan. Keystone Nazareth Bank participates in the Financial Institutions Retirement Fund, a multiple employer defined benefit plan intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code. In connection with the conversion of Keystone Savings Bank in October 2003, we determined to freeze the future accrual of benefits under the retirement plan due to the adoption or amendment of other qualified employee benefit plans and as a result ceased admission of any new participants after September 2003. Employees became eligible to participate in the retirement plan upon the attainment of age 21 and the completion of one year of eligibility service. For purposes of the retirement plan, an employee earned one year of eligibility service when he completed 1,000 hours of service within a one-year eligibility computation period. An employee's first eligibility computation period was the one-year period beginning on the employee's date of hire. Subsequent eligibility computation periods began on January 1 and ended on December 31.

The retirement plan provides for a monthly benefit upon a participant's retirement at the age of 65, or if later, the fifth anniversary of the participant's initial participation in the retirement plan (i.e., the participant's "normal retirement date"). A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 55 and is partially or fully vested under the terms of the retirement plan. Benefits received prior to a participant's normal retirement date are reduced by certain factors set forth in the retirement plan. Participants become fully vested in their benefits under the retirement plan upon the completion of five years of vesting service as well as upon the attainment of normal retirement age (age 65). Two of our named executive officers, Mr. Sobol and Ms. Goldsmith, participate in the retirement plan.

The table below shows the present value of accumulated benefits payable to Mr. Sobol and Ms. Goldsmith, including the number of years of credited service, under the retirement plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)(3)
Scott V. Fainor	NA	NA	NA
Eugene T. Sobol	Financial Institutions Retirement Fund(1)	8	$154,000
Sandra L. Bodnyk	NA	NA	NA
David B. Kennedy	NA	NA	NA
John T. Andreacio	NA	NA	NA
Deborah R. Goldsmith	Financial Institutions Retirement Fund(1)	2	$12,000
______________________
(1)	A multiple employer tax-qualified defined benefit plan.

(2)	Reflects value as of December 31, 2006.

(3)	No named executive officer received any such payments during 2006.

Deferred Compensation and Supplemental Executive Retirement Plans. Keystone Nazareth Bank maintains a Deferred Compensation Plan and related Supplemental Executive Retirement Plan for the benefit of certain executive officers. As of December 31, 2005, no further deferrals are permitted under these plans. The current executive officers who participated in the deferred compensation plan are Mr. Sobol and Ms. Goldsmith. Mr. Sobol participates in the supplemental executive retirement plan. There were no KNBT Bancorp contributions to these plans in fiscal 2006. The assets of the plans are held in a combined trust. In addition, Keystone Nazareth Bank continues to maintain a deferred compensation plan assumed in the merger of First Colonial Group with KNBT Bancorp. No further deferrals are permitted under such plan. The amounts deferred are credited with earnings or losses based on the rate of return on the investments selected by the executive. Distributions are paid in accordance with the participants’ elections with regard to the timing and form of distribution.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Scott V. Fainor	NA	NA	NA	NA	NA
Eugene T. Sobol	$--	$--	$14,141	$--	$583,185
Sandra L. Bodnyk	NA	NA	NA	NA	NA
David B. Kennedy	NA	NA	NA	NA	NA
John T. Andreacio	NA	NA	NA	NA	NA
Deborah R. Goldsmith	$--	$--	$8,906	NA	$72,898

Executive Annual Incentive Plan. Under the terms of the Executive Annual Incentive Plan, the Executive Compensation Committee establishes a performance matrix for each participant which sets forth the quantitative measures used to determine the amount of a participant's possible bonus, the relative weight accorded each quantitative measure, the minimum and maximum amount of the participant's bonus as a percentage of his base salary as in effect at the beginning of the fiscal year with respect to each quantitative measure and the minimum threshold targets necessary to be achieved in order for any bonus to be awarded. For fiscal year 2006, the Executive Compensation Committee established targets for each of the named executive officers based on KNBT Bancorp's (i) earnings per share, as calculated in accordance with the terms of the Executive Annual Incentive Plan; (ii) efficiency ratio; and (iii) return on average equity.

Director Compensation

Our independent directors received a fee of $1,700 for each regularly scheduled monthly and special Board meeting attended during 2006.  In addition, Mr. Feather received an additional $900 for each regularly scheduled monthly and special Board meeting for service as the Chairman of the Board, as well as fees for attending meetings of the Audit Committee. During 2006, committee members received a fee of $700 for each committee meeting attended, with the Chairman of each committee receiving an additional $300 per committee meeting attended. Directors currently do not receive additional fees for service as directors of KNBT Bancorp.

The table below summarizes the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total(4)
Jeffrey P. Feather Chairman of the Board	$70,400	$132,000	$16,574	$8,000	$226,974
Michael J. Gausling	46,500	66,000	16,574	4,000	133,074
Donna D. Holton	29,100	66,000	16,574	4,000	115,674
Thomas L. Kennedy	27,500	NA	1,890	--	29,390
Christian F. Martin, IV	19,900	NA	16,574	--	36,474
R. Chadwick Paul, Jr. .	37,400	99,000	16,574	6,000	158,974
Charles J. Peischl	31,000	NA	16,574	--	47,574
Kenneth R. Smith.	38,900	66,000	16,574	4,000	125,474
R. Charles Stehly	24,700	82,500	16,574	5,000	128,774
Richard Stevens, III	40,600	NA	16,574	--	57,174
Maria Zumas Thulin	27,500	NA	16,574	--	44,074
_____________________
(1)
Reflects expense recognized in accordance with Statement of Financial Accounting Standards No. 123(R) related to grants of restricted stock awards to directors in May 2004. Such awards vest pro rata over five years commencing May 6, 2005. For a discussion of the assumptions used to establish the valuation of the restricted stock awards and stock options, reference is made to Note 13 of the Notes to Consolidated Financial Statements of KNBT Bancorp included as Item 8 in KNBT Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)
Reflects expense recognized in accordance with Statement of Financial Accounting Standards No. 123(R) related to (a) grants of stock options covering 25,000 shares for each director other than Mr. Kennedy made in May 2004 which vest pro rata over eight years commencing May 6, 2005; (b) grants covering 2,000 shares for each director other than Mr. Kennedy made in January 2005 which vest pro rata over eight years commencing January 24, 2006 and (c) grants covering 2,500 shares for each director, which shares vest pro rata over five years commencing January 23, 2007. The full grant date value of the option awards made in 2006 is $9,450 for each director.

(Footnotes continue on following page)

_____________________
(3)	Consists of dividends paid on unvested restricted share awards.

(4)	At December 31, 2006, each non-employee director held the following amount of unvested stock awards and/or outstanding options:

Name	Unvested Stock Awards	Options
Jeffrey P. Feather	24,000	32,500
Michael J. Gausling	12,000	32,500
Donna D. Holton	12,000	32,500
Thomas L. Kennedy	--	5,500
Christian F. Martin, IV	--	37,961
R. Chadwick Paul, Jr.	18,000	32,500
Charles J. Peischl	--	53,709
Kenneth R. Smith	12,000	32,500
R. Charles Stehly	15,000	32,500
Richard Stevens, III	--	40,085
Maria Zumas Thulin	--	48,244

2004 Stock Option Plan and 2004 Recognition Plan. The Board of Directors of KNBT Bancorp adopted the 2004 Stock Option Plan and 2004 Recognition Plan on February 23, 2004. The plans were approved by our shareholders at the 2004 Annual Meeting of Shareholders. We granted to each of the then current members of the Board non-statutory options to purchase 25,000 shares of common stock at an exercise price of $16.50 per share, the fair market value of the shares of common stock underlying such option on the date the option was granted. Such options vest at a rate of 12.5% per year commencing one year from the date of grant. Pursuant to the 2004 Recognition Plan, we granted to each of Messrs. Gausling and Smith and Ms. Holton 20,000 shares, Mr. Feather 40,000 shares, Mr. Paul 30,000 shares and Mr. Stehly 25,000 shares of restricted stock that vest at a rate of 20% per year from the date of grant. In 2005 and 2006, KNBT Bancorp granted options to directors as detailed above but no restricted stock awards.

Deferred Compensation Plan. Director Peischl participates in the Keystone Nazareth Bank & Trust Trustee and Executive Deferred Compensation Program, which was frozen as of December 2005, and no further deferrals are permitted under this plan. The participants have the right under the program to continue to direct the investment of their deferred fees held in the plan. Mr. Kennedy participates in a deferred compensation program that existed for directors and certain executive officers of Northeast Pennsylvania Financial Corp., which was acquired by KNBT Bancorp in May 2005.

Related Party Transactions

During fiscal 2006, Keystone Nazareth Bank & Trust Company has had, and expects to have in the future, banking transactions in the ordinary course of business with its directors and officers, and other related parties. These transactions have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. The extensions of credit to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. None of these loans or other extensions of credit are disclosed as nonaccrual, past due, restructured or potential problem loans.

Under KNBT Bancorp's Audit Committee Charter, the Audit Committee is required to review and approve all related party transactions, as described in Item 404 of Regulation S-K of the SEC's rules. To the extent such transactions are ongoing business relationships with KNBT Bancorp or Keystone Nazareth Bank & Trust Company, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.

Compensation Committee Interlocks and Insider Participation

Determinations regarding compensation of KNBT Bancorp's President and Chief Executive Officer and our Senior Executive Vice President, Chief Financial Officer and Treasurer as well as the members of the Office of the President are established by KNBT Bancorp's Executive Compensation Committee. Messrs. Gausling, Paul, Smith, Stevens and Feather who is Chairman, serve as members of the Executive Compensation Committee.

No person who served as a member of the Executive Compensation Committee during 2006 was a current or former officer or employee of KNBT Bancorp or Keystone Nazareth Bank or engaged in certain transactions with KNBT Bancorp or Keystone Nazareth Bank required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee "interlocks" during 2006, which generally means that no executive officer of KNBT Bancorp served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Executive Compensation Committee of KNBT Bancorp.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the KNBT Bancorp’s 2007 Shareholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in KNBT Bancorp’s Proxy Statement.

Members of the Executive Compensation Committee

Jeffrey P. Feather, Chairman
Michael J. Gausling	Kenneth R. Smith
R. Chadwick Paul, Jr.	Richard Stevens, III

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed KNBT Bancorp's audited financial statements with management. The Audit Committee has discussed with KNBT Bancorp's independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended by SAS No. 90, "Audit Committee Communications." The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Grant Thornton LLP, the independent registered public accounting firm's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in KNBT Bancorp's Annual Report on Form 10-K for fiscal year 2006 for filing with the Securities and Exchange Commission.

In addition, the functions of the KNBT Bancorp Audit Committee include the following:

•	selecting KNBT Bancorp's independent registered public accounting firm;

•	reviewing with management and KNBT Bancorp's independent registered public accounting firm the financial statements issued pursuant to federal regulatory requirements;

•	meeting with the independent registered public accounting firm to review the scope of audit services, significant accounting changes and audit conclusions regarding significant accounting estimates;

•	assessing the adequacy of internal controls and the resolution of any significant deficiencies or material control weaknesses;

•	assessing compliance with laws and regulations and overseeing the internal audit function; and

•	performing all additional duties assigned by the Board of Directors.

Members of the Audit Committee

Michael J. Gausling, Chairman
R. Chadwick Paul, Jr.	Richard Stevens, III
R. Charles Stehly	Maria Zumas Thulin

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of March 16, 2007, the voting record date, certain information as to the common stock beneficially owned by (a) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (b) the directors of KNBT Bancorp, (c) certain executive officers of KNBT Bancorp named in the Summary Compensation Table; and (d) all directors and executive officers of KNBT Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of March 16, 2007(1)	Percent of Common Stock
Keystone Nazareth Charitable Foundation 90 Highland Avenue Bethlehem, Pennsylvania 18017	1,531,095(2)	5.5%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,260,591(3)	8.2%

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of March 16, 2007(1)		Number of Shares Underlying Stock Options	Total Beneficial Ownership	Percent of Common Stock(22)
Directors:
Jeffrey P. Feather	348,757	(4)(5)	10,375	359,132	1.3%
Scott V. Fainor	135,047	(4)(6)	393,419	528,466	1.9%
Michael J. Gausling	35,500	(4)(7)	10,375	45,875	*
Donna D. Holton	72,198	(4)(8)	10,375	82,573	*
Thomas L. Kennedy	159,710	(9)	500	160,210	*
Christian F. Martin, IV	189,920	(10)	15,836	205,756	*
R. Chadwick Paul, Jr.	57,381	(4)(11)	10,375	67,756	*
Charles J. Peischl	10,792		31,584	42,376	*
Kenneth R. Smith	67,000	(4)(12)	10,375	77,375	*
R. Charles Stehly	27,000	(4)(13)	10,375	37,375	*
Richard Stevens, III	24,191	(14)	17,960	42,151	*
Maria Z. Thulin	48,035	(15)	26,119	74,154	*

Other Named Executive Officers:
Eugene T. Sobol	145,484	(4)(16)	69,000	214,484	*
Sandra L. Bodnyk	15,706	(4)(17)	10,500	26,206	*
David P. Kennedy	9,366	(18)	19,500	28,866	*
John T. Andreacio	16,392	(4)(19)	5,500	21,892	*
Deborah R. Goldsmith	22,293	(4)(20)	19,500	41,793	*

All directors and executive officers of KNBT Bancorp and Keystone as a group (20 persons)	1,408,292	(21)	717,976	2,126,268	7.5%
_____________________

*	Represents less than 1% of our outstanding common stock.

(1)
Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(Footnotes continued on following page)

_____________________
(2)
The Keystone Nazareth Charitable Foundation was formed in connection with the conversion of Keystone Savings Bank which was completed in October 2003. Under the terms of the approval from the Federal Deposit Insurance Corporation authorizing the establishment of the foundation, shares of our common stock owned by the foundation are required to be voted in the same ratio as all other shares of common stock on all proposals presented to shareholders for consideration. The foundation has sole dispositive power with respect to all the shares it holds.

(3)
Information obtained from a Schedule 13G/A, dated February 9, 2007, filed with the SEC with respect to shares of Common Stock beneficially owned by Dimensional Fund Advisors LP ("Dimensional"). The Schedule 13G/A states that Dimensional has sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.

(4)	Includes shares over which the directors or officers have voting power which have been granted pursuant to the 2004 Recognition and Retention Plan and are held in the associated trust, as follows:

Name	Recognition Plan Trust
Jeffrey P. Feather	24,000
Scott V. Fainor	10,000
Michael J. Gausling	12,000
Donna D. Holton	12,000
R. Chadwick Paul, Jr.	18,000
Kenneth R. Smith	12,000
R. Charles Stehly	15,000
Eugene T. Sobol	65,000
Sandra L. Bodnyk	11,000
John T. Andreacio	11,000
Deborah R. Goldsmith	12,000
Total	218,500

(5)	Includes 259,757 shares held jointly with Mr. Feather's spouse, 50,000 shares held by Mr. Feather in his individual retirement account and 15,000 shares held as custodian for his son.

(6)
Includes 101,883 shares held jointly with Mr. Fainor's spouse, 21,530 shares held by Mr. Fainor in his individual retirement account and 1,634 shares allocated to Mr. Fainor pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(7)	Includes 23,500 shares held jointly with Mr. Gausling's spouse.

(8)	Includes 60,199 shares held jointly with Ms. Holton's spouse.

(9)	Includes 14,287 shares held by Mr. Kennedy's spouse, 25,063 shares held by Mr. Kennedy in his individual retirement account and 15,179 shares held by Mr. Kennedy in his profit sharing plan.

(10)	Includes 22,346 shares held by Mr. Martin's spouse and 1,400 shares held by Mr. Martin’s daughter.

(11)	Includes 27,007 shares held jointly with Mr. Paul's spouse and 374 shares held by Mr. Paul's spouse as custodian for their children.

(12)	Includes 55,000 shares held jointly with Mr. Smith's spouse.

(13)	Includes 12,000 shares held jointly with Mr. Stehly's spouse.

(14)	Includes 24,191 shares held jointly with Mr. Steven’s spouse.

(15)	Includes 518 shares held directly by Ms. Thulin's spouse, 11,183 shares held in trust for her children and 5,750 shares held in trust for her mother, for which Ms. Thulin is trustee.

(16)	Includes 33,878 shares held by Mr. Sobol's spouse and 1,765 shares allocated to Mr. Sobol's account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(17)	Includes 706 shares allocated to Ms. Bodnyk's account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(18)	Includes 1,387 shares allocated to Mr. Kennedy’s account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(19)
Includes 1,750 shares held by Mr. Andreacio’s spouse, 500 shares held by Mr. Andreacio in his individual retirement account and 230 shares allocated to Mr. Andreacio’s account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(20)	Includes 1,293 shares allocated to Ms. Goldsmith's account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(21)
Includes 9,221 shares allocated to executive officers pursuant to the KNBT Bancorp Employee Stock Ownership Plan and an aggregate of 218,500 shares held in the Recognition Plan Trust which have been awarded to certain directors and executive officers.

(22)
Percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of March 16, 2007, the voting record date, have been exercised.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors and persons who own more than 10% of KNBT Bancorp's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. We know of no person who owns 10% or more of KNBT Bancorp's common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended December 31, 2006, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934 other than Mr. Martin who was late filing two Form 4s reporting two transactions in fiscal 2006.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)

The Audit Committee of the Board of Directors of KNBT Bancorp has appointed Grant Thornton LLP, independent registered public accounting firm, to perform the audit of our financial statements for the year ending December 31, 2007, and further directed that the selection of Grant Thornton LLP be submitted for ratification by the shareholders at the annual meeting.

We have been advised by Grant Thornton LLP that neither that firm nor any of its associates has any relationship with KNBT Bancorp or its subsidiaries other than the usual relationship that exists between independent registered public accounting firms and clients. Grant Thornton LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint Grant Thornton LLP as our independent registered public accounting firm, our Audit Committee considered whether the provision of services, other than auditing services, by Grant Thornton LLP is compatible with maintaining the firm's independence. In addition to performing auditing services as well as reviewing KNBT Bancorp's public filings, our independent registered public accounting firm performed tax-related services, including the completion of KNBT Bancorp's corporate tax returns, in fiscal 2006 and 2005. The Audit Committee believes that Grant Thornton LLP's performance of these other services is compatible with maintaining the independent registered public accounting firm's independence.

The Board of Directors recommends that you vote FOR the ratification of the appointment of
Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Audit Fees

The following table sets forth the aggregate fees paid by us to Grant Thornton LLP for professional services rendered by Grant Thornton LLP in connection with the audit of KNBT Bancorp's consolidated financial statements for 2006 and for 2005, as well as the fees paid by us to Grant Thornton LLP for audit-related services, tax services and all other services rendered by Grant Thornton LLP to us during 2006 and 2005.

	Year Ended December 31,
	2006	2005
Audit fees(1)	$450,303	$456,759
Audit-related fees	--	--
Tax fees(2)	111,302	56,059
All other fees	--	--
Total	$561,605	$512,818
____________________

(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

As provided in its charter, the Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by the independent registered public accounting firm to KNBT Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee's charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

Each new engagement of Grant Thornton LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission rules.

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of KNBT Bancorp relating to the next annual meeting of shareholders of KNBT Bancorp, which is currently expected to be held in May 2008, must be received at the principal executive offices of KNBT Bancorp, Inc., 90 Highland Avenue, Bethlehem, Pennsylvania 18017, Attention: Michele A. Linsky, Corporate Secretary, no later than November 30, 2007. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the Proxy Statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in KNBT Bancorp's proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Section 2.10 of KNBT Bancorp's Bylaws. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by November 30, 2007. The notice must include the information required by Section 2.10 of our Bylaws.

Shareholder Nominations. Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or the Nominating Committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. For our 2008 Annual Meeting of Shareholders, this notice must be received by November 30, 2007. Each written notice of a shareholder nomination is required to set forth certain information specified in Section 3.12 of KNBT Bancorp's Bylaws. We did not receive any shareholder nominations with respect to this annual meeting.

Other Shareholder Communications. Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors of KNBT Bancorp, Inc., c/o Michele A. Linsky, Corporate Secretary, 90 Highland Avenue, Bethlehem, Pennsylvania 18017.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006 accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

Upon receipt of a written request and a payment of a copying charge of ten cents per page we will furnish to any shareholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Ms. Michele A. Linsky, Corporate Secretary, KNBT Bancorp, 90 Highland Avenue, Bethlehem, Pennsylvania 18017. A copy of the Annual Report on Form 10-K and exhibits is also available on our website at www.knbt.com.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by KNBT Bancorp. KNBT Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of KNBT Bancorp's common stock. In addition to solicitations by mail, directors, officers and employees of KNBT Bancorp may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY
KNBT BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
May 3, 2007
9:00 a.m., Eastern Daylight Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of KNBT Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of KNBT Bancorp, Inc. held of record by the undersigned on March 16, 2007 at the Annual Meeting of Shareholders to be held in the Franklin Room at the Best Western Lehigh Valley Hotel & Conference Center, located at 300 Gateway Drive, Bethlehem, Pennsylvania on May 3, 2007, at 9:00 a.m., Eastern Daylight Time, or at any adjournment thereof.

COMMON

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE ▼
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

KNBT BANCORP, INC. — ANNUAL MEETING, MAY 3, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-287-9812 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/knbt and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY
KNBT BANCORP, INC.

Please mark
as indicated
in this example ☒

1.	THE ELECTION as directors of all nominees listed (except as marked to the contrary below):

FOR	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT	☐

Nominees for three-year term expiring in 2010:

(01) Thomas L. Kennedy, (02) Christian F. Martin, IV, (03) R. Chadwick Paul, Jr., (04) Kenneth R. Smith, and (05) R. Charles Stehly

Instruction: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

______________________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT of Grant Thornton LLP as KNBT Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" all of the nominees listed above and "FOR" the ratification of the appointment of Grant Thornton LLP.

Mark here for address change and note change    ☐

Shares of KNBT Bancorp Common Stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the election of the nominees to the Board of Directors and “FOR” the ratification of the appointment of KNBT Bancorp's independent registered public accounting firm. If any other matter is properly presented at the annual meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Please be sure to date this proxy card and sign in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
▲ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ▲

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., May 3, 2007.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone Anytime prior to 3:00 A.M., May 3, 2007: 1-866-287-9812	Vote by Internet Anytime prior to 3:00 A.M., May 3, 2007 go to https://www.proxyvotenow.com/knbt

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

Your vote is important!

REVOCABLE PROXY
KNBT BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 3, 2007 - 9:00 a.m., Eastern Daylight Time

COMMON

Please mark votes
as in this example ☒

The undersigned hereby appoints the Board of Directors of KNBT Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of KNBT Bancorp, Inc. held of record by the undersigned on March 16, 2007 at the Annual Meeting of Shareholders to be held in the Franklin Room at the Best Western Lehigh Valley Hotel & Conference Center, located at 300 Gateway Drive, Bethlehem, Pennsylvania on May 3, 2007, at 9:00 a.m., Eastern Daylight Time, or at any adjournment thereof.

1.	THE ELECTION as directors of all nominees listed (except as marked to the contrary below):

FOR	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT	☐

Nominees for three-year term expiring in 2010:

(01) Thomas L. Kennedy, (02) Christian F. Martin, IV, (03) R. Chadwick Paul, Jr., (04) Kenneth R. Smith, and (05) R. Charles Stehly

Instruction: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name in the space provided below.

___________________________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT of Grant Thornton LLP as KNBT Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" all of the nominees listed above and "FOR" the ratification of the appointment of Grant Thornton LLP.

Shares of KNBT Bancorp Common Stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the election of the nominees to the Board of Directors and “FOR” the ratification of the appointment of KNBT Bancorp's independent registered public accounting firm. If any other matter is properly presented at the annual meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

Please be sure to date this proxy card and sign in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
▲ Detach above card, sign, date and return using the envelope provided. ▲

KNBT BANCORP, INC.

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title.
When shares are held jointly, only one holder need sign.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

________________________________________
________________________________________
________________________________________

VOTING INSTRUCTION CARD

KNBT BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
May 3, 2007
9:00 a.m., Eastern Daylight Time

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan of KNBT Bancorp, Inc. to vote, as designated below, all the shares of common stock allocated pursuant to the ESOP to the undersigned as of March 16, 2007 at the Annual Meeting of Shareholders to be held in the Franklin Room at the Best Western Lehigh Valley Hotel & Conference Center located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 3, 2007, at 9:00 a.m., Eastern Daylight Time, or at any adjournment thereof.

ESOP

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE ▼
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

KNBT BANCORP, INC. — ANNUAL MEETING, MAY 3, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-287-9812 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/knbt and follow the instructions.

or

3.	Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

VOTING INSTRUCTION CARD
KNBT BANCORP, INC.

Please mark
as indicated
in this example ☒

1.	THE ELECTION as directors of all nominees listed (except as marked to the contrary below):

FOR	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT	☐

Nominees for three-year term expiring in 2010:  (01) Thomas L. Kennedy, (02) Christian F. Martin, IV, (03) R. Chadwick Paul, Jr., (04) Kenneth R. Smith, and (05) R. Charles Stehly

Instruction: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.
____________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT of Grant Thornton LLP as KNBT Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

KNBT Bancorp's Board of Directors recommends that you vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by KNBT Bancorp's Board of Directors.

Mark here for address change and note change ☐
______________________________
______________________________
______________________________

Please sign this voting instruction card exactly as your name appears on this card.

Please be sure to date this proxy card and sign in the box below.	Date
Participant sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
▲ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ▲

VOTING INSTRUCTIONS

Participants have three ways to vote:

1.	By Mail); or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

Your telephone or Internet vote authorizes the trustee of the ESOP to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., April 27, 2007. If you are voting by mail, your vote must be received by April 27, 2007.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone Anytime prior to 3:00 A.M., May 3, 2007: 1-866-287-9812	Vote by Internet Anytime prior to 3:00 A.M., May 3, 2007 go to https://www.proxyvotenow.com/knbt

IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

Your vote is important!

90 Highland Avenue
Bethlehem, PA 18017

March 30, 2007

To:	Participants in the KNBT Bancorp, Inc.
Employee Stock Ownership Plan

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming 2007 Annual Meeting of Shareholders of KNBT Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of KNBT Bancorp, Inc., allocated to you pursuant to the Employee Stock Ownership Plan (ESOP), will be voted.

Provided with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders, a voting instruction ballot, which will permit you to vote the shares allocated to you and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by telephone or by the Internet using the instructions on the enclosed voting instruction card OR by marking, dating, signing and returning the voting instruction card in the enclosed envelope promptly, but no later than Friday, April 27, 2007 in order that the Plan Administrator will certify the totals to the Trustees of the ESOP for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of KNBT Bancorp, Inc. If your voting instructions for the shares held in the ESOP are not received, the shares generally will not be voted by the Trustees. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that these materials relate only to those shares which have been granted to you under the ESOP. You may receive other voting material for those shares owned by you individually or through other plans.

Sincerely,

/s/ Scott V. Fainor
Scott V. Fainor
President and Chief Executive Officer

☒	Please Mark Votes
As In This Example

VOTING INSTRUCTION BALLOT
KNBT BANCORP, INC.

RRP

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 3, 2007
9:00 a.m., Eastern Daylight Time

The undersigned hereby instructs the Trustees of the 2004 Recognition and Retention Plan of KNBT Bancorp, Inc. to vote, as designated below, all the shares of common stock granted pursuant to the Recognition Plan (other than shares subject to Performance Awards) to the undersigned and held in the Recognition Plan Trust as of March 16, 2007 at the Annual Meeting of Shareholders to be held in the Franklin Room at the Best Western Lehigh Valley Hotel & Conference Center located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 3, 2007, at 9:00 a.m., Eastern Daylight Time, or at any adjournment thereof.

1.	THE ELECTION as directors of all nominees listed (except as marked to the contrary below):

FOR	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT	☐

Nominees for three-year term expiring in 2010:

Thomas L. Kennedy, Christian F. Martin, IV, R. Chadwick Paul, Jr., Kenneth R. Smith, and R. Charles Stehly

Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee(s') name in the space provided below.

_____________________________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT of Grant Thornton LLP as KNBT Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

KNBT Bancorp's Board of Directors recommends that you vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by KNBT Bancorp's Board of Directors.

Please be sure to date this proxy card and sign in the box below.	Date
Participant sign above

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▲ Detach above card, sign, date and return using the envelope provided. ▲

KNBT BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN THIS CARD EXACTLY AS YOUR NAME APPEARS AND MAIL THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.

_______________________________________________

_______________________________________________

_______________________________________________

90 Highland Avenue
Bethlehem, PA 18017

March 30, 2007

To:	Participants in the KNBT Bancorp, Inc.
2004 Recognition and Retention Plan

As described in the attached materials, your voting instructions are being solicited in connection with the proposals to be considered at KNBT Bancorp, Inc.'s upcoming 2007 Annual Meeting of Shareholders to be held on May 3, 2007. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of KNBT Bancorp, Inc., granted to you under the 2004 Recognition and Retention Plan (other than shares subject to Performance Awards), will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders, a voting instruction card, which will permit you to vote the shares granted to you and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Recognition Plan by marking, dating, signing and returning the enclosed voting instruction card to Michele A. Linsky, Corporate Secretary, in the accompanying envelope.

We urge each of you to vote, as a means of participating in the governance of the affairs of KNBT Bancorp, Inc. If your voting instructions for the Recognition Plan are not received, the shares awarded to you pursuant to the plan will be voted by the Trustees of the Recognition Plan as directed by the Plan Administrators in their discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been granted to you under the Recognition Plan. You may receive other voting material for those shares owned by you individually or through other plans.

Sincerely,

/s/ Scott V. Fainor
Scott V. Fainor
President and Chief Executive Officer